UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CUBESMART
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5 Old Lancaster Road
 Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 1, 2016

Dear Shareholder:

You are cordially invited to attend our 2016 annual meeting of shareholders to be held on June 1, 2016, at 8:00 a.m., Eastern Time, at the offices of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, for the following purposes:

1.                            To elect as Trustees, the eight individuals named in the accompanying proxy statement to serve until our 2017 annual shareholders meeting and until their successors are duly elected and qualified;

2.                            To consider and vote on a proposal to amend and restate our Amended and Restated 2007 Equity Incentive Plan to increase the number of shares available for grant thereunder;

3.                            To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016;

4.                            To cast an advisory vote to approve our executive compensation; and

5.                            To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on March 15, 2016 will be entitled to notice of and to vote at the meeting.

Your vote is important.  Whether or not you plan to attend the annual meeting, please vote your shares electronically via the Internet, by telephone or, if you receive a paper copy of the proxy materials, by signing, dating and completing the accompanying proxy card in the enclosed postage-paid envelope.  Voting electronically via the Internet, by telephone, or by returning your proxy card in advance of the meeting does not deprive you of your right to attend the meeting.  If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or via the Internet.  Our Proxy Statement includes additional instructions on voting procedures for shareholders whose shares are held by a brokerage firm or other custodian.

By Order of the Board of Trustees,

Malvern, Pennsylvania April 14, 2016	Jeffrey P. Foster, Secretary

5 Old Lancaster Road
 Malvern, Pennsylvania 19355

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING
OF SHAREHOLDERS

The Board of Trustees of CubeSmart is soliciting proxies to be voted at the annual meeting of shareholders to be held on June 1, 2016, at 8:00 a.m., Eastern Time, and at any adjournment or postponement of the meeting. This proxy statement, the form of proxy and our 2015 Annual Report on Form 10-K are first being furnished to shareholders and made available electronically on our website at www.cubesmart.com under “Investor Relations” beginning on or about April 14, 2016.

At the meeting, we will ask the holders of record of our common shares of beneficial interest as of the close of business on March 15, 2016 to consider and vote on the proposals listed below:

(1)                       To elect as Trustees, the eight individuals named in the accompanying proxy statement to serve until our 2017 annual shareholders meeting and until their successors are duly elected and qualified;

(2)                       To consider and vote on a proposal to amend and restate our Amended and Restated 2007 Equity Incentive Plan (the “2007 Equity Incentive Plan”) to increase the number of shares available for grant thereunder;

(3)                       To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016;

(4)                       To cast an advisory vote to approve our executive compensation; and

(5)                       To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Trustees knows of no other business that will be presented for consideration at the meeting. If any other matter should be properly presented at the meeting or any adjournment or postponement of the meeting for action by the shareholders, the persons named in the proxy form will vote the proxy in accordance with their best judgment on such matter.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholders Meeting to Be Held on June 1, 2016

This proxy statement, the form of proxy and our 2015 Annual Report to Shareholders are available at http://investors.cubesmart.com/Docs

i

ABOUT THE MEETING

Introduction; Proposals for Shareholder Consideration.

We have provided to our shareholders a Notice of Internet Availability of Proxy Materials, which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, at no charge, you should follow the instructions for requesting such materials in the Notice.

This proxy statement and the form of proxy, which are first being furnished to shareholders on or about April 14, 2016, contain information related to the solicitation of proxies for use at our 2016 annual meeting of shareholders, to be held on June 1, 2016, at 8:00 a.m., Eastern Time, at the offices of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, for the following proposals:

•                                          to elect as Trustees, eight individuals to serve until our 2017 annual shareholders meeting and until their successors are duly elected and qualified;

•                                          to consider and vote on a proposal to amend and restate our 2007 Equity Incentive Plan to increase the number of shares available for grant thereunder;

•                                          to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016;

•                                          to cast an advisory vote to approve our executive compensation; and

•                                          to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

This solicitation is made by CubeSmart on behalf of our Board of Trustees. “We,” “our,” “us” and the “Company” refer to CubeSmart, a Maryland real estate investment trust.

What are the Board’s recommendations?

Our Board recommends that you vote:

•                                          FOR the election as Trustees of the individuals nominated and named in this proxy statement to serve as Trustees;

•                                          FOR the proposal to amend and restate our 2007 Equity Incentive Plan to increase the number of shares available for grant thereunder;

•                                          FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

•                                          FOR the approval, on an advisory basis, of our executive compensation.

Who is entitled to vote at the annual meeting?

Only holders of record of our common shares at the close of business on March 15, 2016, the record date for the annual meeting, are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. Our common shares are the only class of securities entitled to vote at the meeting.  As of the record date, there were 176,599,321 common shares outstanding.

Who can attend the annual meeting?

All holders of our common shares at the close of business on March 15, 2016, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted at the meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 15, 2016, or a legal proxy from your broker.

What will constitute a quorum at the annual meeting?

A quorum is required to hold a valid meeting of our shareholders. The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding at the close of business on March 15, 2016 will constitute a quorum, permitting the shareholders to conduct business at the meeting. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the meeting for the purpose of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum, but will not be voted with respect to that matter.

How do I vote my shares that are held by my bank or broker?

If your shares are held by a bank or broker, you should follow the voting instructions provided to you by the bank or broker. Although most banks and brokers offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements. If you do not provide voting instructions to your bank or broker, your shares are referred to as “uninstructed shares.” Whether your bank or broker has the discretion to vote these shares on your behalf depends on the ballot item. Under the rules of the New York Stock Exchange (the “NYSE”), your bank or broker does not have discretion to vote uninstructed shares on non-routine matters, such as Proposals 1, 2 and 4, and as such, may not vote uninstructed shares on such proposals. However, your bank or broker has discretion to vote your shares on routine matters, such as Proposal 3.

What vote is required to approve each proposal?

Voting Rights Generally. Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. Shareholders have no cumulative voting rights. Although the advisory vote on Proposal 4 is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our record of shareowner engagement, will take the result into account in making a determination concerning executive compensation.

Proposal 1: Election of Trustees. Trustees are elected by a plurality of the votes cast at the annual meeting. Shareholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. “Votes cast” exclude abstentions and any votes withheld by banks or brokers in the absence of instructions from street-name holders (“broker non-votes”).  Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal.

Proposal 2: Approval of Amendment and Restatement of our 2007 Equity Incentive Plan. Approval of the amendment and restatement of our 2007 Equity Incentive Plan requires the affirmative vote of a majority of all votes cast on this proposal.  For purpose of this vote, abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal 3: Ratification of KPMG LLP as Our Independent Registered Public Accounting Firm. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016 requires the affirmative vote of a majority of all votes cast on this proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal). Accordingly, abstentions will have no effect on the outcome of the vote on this proposal.

Proposal 4: Advisory Vote on Executive Compensation. Approval, on an advisory basis, of our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal.

How do I vote if I am the record holder of my shares?

If you are a shareholder of record, there are several ways for you to vote your common shares at the annual meeting:

Voting by Internet. You may vote your shares through the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day until 11:59 p.m. ET on the day before the annual meeting, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

Voting by Mail. If you choose to vote by mail, simply complete the accompanying proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting by Telephone. You may vote your shares by telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries. Telephone voting is available 24 hours a day until 11:59 p.m. ET on the day before the annual meeting, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

In Person Attendance. You may vote your shares in person at the annual meeting. Even if you plan to attend the annual meeting in person, we recommend that you submit the accompanying proxy card or voting instructions, or vote by telephone or via the Internet, by the applicable deadline so that your vote will be counted if you later decide not to attend the annual meeting.

May I change my vote after I return my proxy?

Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to our Secretary a notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

How are proxy votes counted?

If you vote your common shares by completing the accompanying proxy card, or by voting on the Internet or by phone, and you do not revoke such proxy, your shares will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote “FOR” the election of all nominees for our Board of Trustees named in this proxy statement, “FOR” the proposal to amend and restate our 2007 Equity Incentive Plan to increase the number of shares available for grant thereunder, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm, “FOR” the approval on an advisory basis of our executive compensation, and as recommended by our Board of Trustees with regard to any other matters which may properly come before the annual meeting, or, if no such recommendation is given, the persons designated as proxy holders on the proxy card will vote in accordance with their best judgment on such matter.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you should vote each of your accounts by Internet, phone or mail. If you mail proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. We hired Georgeson Inc. to serve as our proxy solicitors at a cost of $7,500.  In addition to soliciting proxies by mail, our officers, Trustees and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. We anticipate that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals and that we will reimburse such persons’ out-of-pocket expenses.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results for Proposals 1 through 4 will be published in a Current Report on Form 8-K and filed with the Securities and Exchange Commission, or SEC, within four business days following the annual meeting.

How can I obtain our Annual Report on Form 10-K?

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is available electronically on our website at http://investors.cubesmart.com/Docs. Our 2015 Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

If you wish to have printed copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as a copy of any exhibit specifically requested, or printed copies of this proxy statement, we will mail these documents to you without charge. Requests should be sent to: Secretary of the Company, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355. Our 2015 Annual Report on Form 10-K has been filed with the SEC and may be accessed from the SEC’s homepage at www.sec.gov.

Who should I contact if I have any questions?

If you have any questions about the annual meeting, these proxy materials or your ownership of our common shares, please contact our Secretary by telephone at (610) 535-5000 or by fax at (610) 535-5729.

PROPOSAL 1: ELECTION OF TRUSTEES

Our Board of Trustees is currently comprised of eight Trustees.  The term of each Trustee expires at the annual meeting.  Our Board, upon the recommendation of its Corporate Governance and Nominating Committee, has nominated all eight of the current Trustees for re-election: William M. Diefenderfer III, Piero Bussani, John W. Fain, Marianne M. Keler, Christopher P. Marr, John F. Remondi, Jeffrey F. Rogatz and Deborah R. Salzberg.

The Board of Trustees recommends that shareholders vote in favor of the election of each of the eight nominees to serve as Trustees until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified. Based on its review of the relationships between the Trustee nominees and us, the Board of Trustees affirmatively determined that seven of the eight nominees (William M. Diefenderfer III, Piero Bussani, John W. Fain, Marianne M. Keler, John F. Remondi, Jeffrey F. Rogatz and Deborah R. Salzberg) are “independent” Trustees under the rules of the NYSE.  See “Corporate Governance — Independence of Trustees.”

The Board of Trustees knows of no reason why any nominee would be unable or unwilling to serve as a Trustee. If any nominee is unable or unwilling to serve, the Board of Trustees may designate a substitute nominee and the persons designated as proxy holders will vote for the substitute nominee recommended by the Board of Trustees, or the Board of Trustees may decrease the size of our Board of Trustees, as permitted by our bylaws. Each nominee has consented to be named in this proxy statement and has agreed to serve if elected.

When considering whether nominees for Trustee have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Trustees to fulfill its oversight responsibilities effectively in light of our business and structure, the Corporate Governance and Nominating Committee and the Board of Trustees focused primarily on the information summarized in each of the Trustees’ individual biographies set forth below.

Nominees for Election

We have summarized below the backgrounds and principal occupations of each of our nominees for Trustee and the period during which he or she has served as a Trustee.

William M. Diefenderfer III, 70, has served as our Chairman of the Board of Trustees since February 2007 and as a Trustee since our initial public offering in October 2004. Mr. Diefenderfer has been a partner in the law firm of Diefenderfer, Hoover, Boyle & Wood since 1991. He served as Chief Executive Officer and President of Enumerate Solutions Inc., a privately-owned technology company that he co-founded, from 2000 to 2002. From 1992 to 1996, Mr. Diefenderfer served as Treasurer and Chief Financial Officer of Icarus Aircraft, Inc., a privately-owned aviation technology company. Mr. Diefenderfer served a two-year term on the Public Company Accounting Oversight Board’s Standing Advisory Group from 2004 through 2005. In October 2006, he accepted appointment to the Commission on the Future of American Veterans, the purpose of which is to formulate a clear plan to guide the U.S. Department of Veteran’s Affairs for the next twenty years. Mr. Diefenderfer serves as Vice-Chairman of the Board of Directors of Enumerate Solutions Inc., as well as chairman of its Audit Committee. He currently serves as the Chairman of the Board of Navient, a publicly-traded company offering a variety of loan management, servicing and asset recovery services to clients in higher education, and federal, state, and local governments.

Relevant Areas of Experience: Mr. Diefenderfer has experience serving on boards of directors and has a background in accounting, including serving a term on the Public Company Accounting Oversight Board’s Standing Advisory Group.

Piero Bussani, 51, has served as a trustee since February 2010. Mr. Bussani was appointed by the Board upon the recommendation of the Corporate Governance and Nominating Committee.  Since November 2015, Mr. Bussani has been the Managing Director and Chief Legal Officer of Digital Bridge Holdings, LLC, a global communications infrastructure platform.  He previously served as Chief Legal Officer and Executive Vice President for Invitation Homes, a company owned by the Blackstone Group that owns and leases single family houses in the United States.  From 2004 to 2013, Mr. Bussani was the General Counsel and Executive Vice President of a Blackstone Group affiliate, LXR Luxury Resorts & Hotels. From 1996 through 2004, Mr. Bussani served as General Counsel and Executive Vice President of Development for Extended Stay Hotels. Mr. Bussani started his career as an associate in the litigation and real estate groups of the law firm Arent Fox Kintner Plotkin & Kahn in Washington, D.C. where he worked from August 1991 through July 1995.

Relevant Areas of Experience: Mr. Bussani has significant experience as a general counsel in the hospitality and real estate industries, including combined business and legal experience with regard to customer retention, occupancy, and risk mitigation.

John W. Fain, 62, has served as a Trustee since May 2012.  Mr. Fain served in various capacities at Overnite Transportation Company — now a part of UPS Freight, a subsidiary of UPS — since 1982, including as Senior Vice President — Sales and Marketing (1998 to 2012), Senior Vice President — Operations (1995 to 1998), and General Counsel (1982 to 1992). Mr. Fain was an associate, practicing real estate law, at McGuire Woods from 1978 until 1982. Mr. Fain is a member of the board of directors of the Virginia Trucking Association, the Greater Richmond YMCA (on which he has served as chairman emeritus since 2002), the Virginia Commonwealth University Foundation and Ramp Access Made Possible by Students (RAMPS). Mr. Fain also served as a director and a member of the audit committee of the Virginia Business Bank from 2006 to 2011.

Relevant Areas of Experience: Mr. Fain has knowledge and experience in the transportation and logistics arena. In addition, Mr. Fain has also gained knowledge of our industry through his real estate law practice and his involvement in the operation and management of a large, logistics organization with multiple facilities nationwide.

Marianne M. Keler, 61, has served as a Trustee since March 2007. From 1985 to 2006, Ms. Keler served in various positions with SLM Corporation (Sallie Mae, Nasdaq: SLM) and has been a member of the Sallie Mae board of directors since April 2014. She served as Sallie Mae’s General Counsel from 1997 to 2004 and was Executive Vice President for Corporate Strategy, Consumer Lending and Administration from 2005 to 2006. Ms. Keler was an attorney at the U.S. Securities and Exchange Commission from 1981 to 1984. She is a partner of Keler & Kershow, a private law firm. Ms. Keler chairs the board of Building Hope, a charter school lender and is Deputy Chief of IAU College in Aix-en-Provence, a study abroad institute.

Relevant Areas of Experience: Ms. Keler has extensive finance, merger and acquisition, management, governance and risk management experience, including over 20 years of service as a senior corporate officer at a Fortune 100 financial services company.

Christopher P. Marr, 51, has been our President and Chief Executive Officer since January 2014 and also has served as a member of our Board of Trustees since that time.  Previously, Mr. Marr served as our President, Chief Operating Officer, and Chief Investment Officer having assumed the President and Chief Investment Officer roles in 2008 and, additionally, the Chief Operating Officer role in May 2012. Mr. Marr joined CubeSmart in 2006, serving as Chief Financial Officer and Treasurer until November 2008. Prior to joining CubeSmart, Mr. Marr was Senior Vice President and Chief Financial Officer of Brandywine Realty Trust, a publicly-traded office REIT, from 2002 to 2006. Prior to joining Brandywine Realty Trust, Mr. Marr served as Chief Financial Officer of Storage USA, Inc., a publicly-traded self-storage REIT, from 1998 to 2002. Mr. Marr currently serves on the board of STAG Industrial, Inc., a publicly-traded industrial REIT, and also as a member of the National Association of Real Estate Investment Trusts’ Board of Governors.

Relevant Areas of Experience: Mr. Marr has experience with boards of directors and real estate investment trusts and, in particular, knowledge and experience in the self-storage industry. Mr. Marr has gained extensive knowledge of our business through his service to our Company since 2006 and his position with Storage USA, Inc.

John F. Remondi, 54, has served as a Trustee since November 2009. Mr. Remondi is President, Chief Executive Officer and a member of the board directors of Navient, the nation’s leading loan servicing, management and asset recovery company.   In May 2014, Navient was spun-off from Sallie Mae, formally known as SLM Corporation. Mr. Remondi was Sallie Mae’s President & Chief Executive Officer from May 2013 to April 2014.  Prior to rejoining SLM in 2008, Mr. Remondi served as Portfolio Manager to PAR Capital Management Corp. in Boston, Massachusetts, from 2005 to 2008. From 1999 to 2005, Mr. Remondi served in several financial positions with SLM, including Executive Vice President, Corporate Finance. In addition to his experience at SLM Corporation, Mr. Remondi served in corporate finance positions with New England Education Loan Marketing Corporation and

BayBank Boston. Mr. Remondi is the Chairman of the Board of Directors of RIF — Reading is Fundamental as well as a member of the board of directors for Nellie Mae Education Foundation.

Relevant Areas of Experience: Mr. Remondi has considerable financial management experience, including service as chief financial officer at a Fortune 100 financial services company.

Jeffrey F. Rogatz, 54, has served as a Trustee since January 2011. Mr. Rogatz is Managing Director with Robert W. Baird & Co., an investment banking firm. Previously, Mr. Rogatz was the co-founder of Palladian Realty Capital which provides consulting and advisory services to public and private real estate companies. In addition to Palladian Realty Capital, Mr. Rogatz was the founder and President of Triangle Real Estate Advisors LLC, a real estate asset management company, which is the manager of Triangle Real Estate Securities Fund LLC. Mr. Rogatz is also founder and President of Ridgeway Capital LLC, a real estate investment and advisory firm that invests in office, industrial and retail leased assets in the Mid-Atlantic area. Prior to founding Ridgeway Capital in 2001, Mr. Rogatz was chief financial officer of Brandywine Realty Trust, a NYSE-listed real estate investment trust. Prior to joining Brandywine in 1999, Mr. Rogatz was a managing director and head of the REIT practice for Legg Mason Wood Walker, Incorporated. Mr. Rogatz was a member of the Board of Directors of CapLease, Inc., a publicly-traded diversified real estate investment trust, until its sale in 2013. Currently Mr. Rogatz is a member of the William and Mary Business School Foundation Board.

Relevant Areas of Experience: Mr. Rogatz has experience serving on boards of directors and has knowledge and experience working with real estate investment trusts. Mr. Rogatz has also gained knowledge of our industry as a result his involvement in real estate ownership, strategy, operation and investment through his roles with Palladian Realty Capital and Triangle Real Estate Advisors, LLC.

Deborah R. Salzberg, 62, has served as a Trustee since May 2013.  Ms. Salzberg is the President of Forest City Washington, Inc., a Cleveland, Ohio based real estate firm specializing in the development, construction, ownership and management of mixed-use, commercial, residential, and military housing developments and has served in various capacities with Forest City since 1985.  Ms. Salzberg was President of RMS Investment Corporation, a privately held real estate management company in Cleveland, Ohio from 1999 to 2013.  Prior to joining Forest City, Ms. Salzberg was a trial attorney in the Civil Division of the U.S. Department of Justice.  Ms. Salzberg is a member of the Board of Directors of Forest City Realty Trust, Inc. and the Boards of Trustees for The Agnes and Eugene Meyer Foundation, Kenyon College, the District of Columbia Building Industry Association, the Urban Land Institute, and Co-Chair of the Washington, DC White House Fellow’s Regional Panel 2011 to 2016.

Relevant Areas of Experience:  Ms. Salzberg has experience serving on boards of directors and has knowledge and experience in the planning, development, construction and management of new construction, adaptive re-use and redeveloped real estate projects through her roles and responsibilities with Forest City Washington, Inc.

OUR BOARD OF TRUSTEES UNANIMOUSLY
RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance Documents

Our Board of Trustees maintains corporate governance guidelines and a code of business conduct and ethics. To view the corporate governance guidelines and code of business conduct and ethics, as well as the charters of each of the committees of the Board, please visit our website at www.cubesmart.com. Each of these documents is also available in print, free of charge, to any shareholder who requests them in writing to the Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355.

Independence of Trustees

NYSE listing standards require listed companies to have a majority of independent board members and to have each of the nominating/corporate governance, compensation and audit committees comprised solely of independent Trustees. Under the listing standards and other independence requirements of the NYSE, in order for a Trustee to qualify as “independent,” our Board of Trustees must affirmatively determine that the Trustee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The NYSE rules currently provide that a Trustee who has any of the following relationships or arrangements will not qualify as independent:

•                                          The Trustee is, or has been within the last three years, an employee of ours, or an immediate family member of the Trustee is, or has been within the last three years, an executive officer of ours.

•                                          The Trustee has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (excluding compensation in the form of Board fees and Board committee fees and pension or other forms of deferred compensation not contingent on continued service).

•                                          (A) The Trustee or an immediate family member is a current partner of a firm that is our internal or external auditor; (B) the Trustee is a current employee of such a firm; (C) the Trustee has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the Trustee or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.

•                                          The Trustee or an immediate family member of the Trustee is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

•                                          The Trustee is a current employee, or an immediate family member of the Trustee is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Our Board of Trustees evaluated the status of each Trustee who served on our Board during 2015.  After broadly considering all facts and circumstances (including Mr. Rogatz’s affiliation with Robert W. Baird & Co.), our Board of Trustees affirmatively determined that each of our Trustees (other than Mr. Marr) meets the independence requirements of the NYSE because each has no known relationship (material or otherwise) with us.  Our Board determined that Mr. Marr is not independent because of his current position with us as an executive officer.

Hedging Policy; Restriction on Pledges

Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our shares.  In addition, in February 2013, we changed our restrictive policy on pledges of company securities to prohibit executives and Trustees from pledging company securities.  Our prohibition applies to pledges effected from and after the date of the change and not to pledges in effect prior to the change.  None of our current Trustees or executives have pledged company securities.

Oversight of Risk Management

Risk is inherent in business and we are exposed to a number of risks and we regularly identify and evaluate these risks and develop enterprise-based plans to manage them effectively. Our Board of Trustees and management consider risk for these purposes to be the possibility that an undesired event could occur that adversely affects the achievement of our objectives. Risks vary in many ways, including the ability of the Company to anticipate and understand the risk, the types of adverse impacts that could occur if the undesired event occurs, the likelihood that an undesired event and a particular adverse impact would occur, and the ability of the Company to control the risk and the potential adverse impacts. A discussion of particular risks identified by the Company is included in our most recent Annual Report on Form 10-K filed with the SEC on February 19, 2016.

Our Board of Trustees and the relevant Board Committees that report on their deliberations to the Board have oversight of our risk management policies and procedures. In addition, our President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer are directly responsible for our enterprise risk management function and report to our Board of Trustees and the relevant Board Committees in this regard to discuss the risks facing us, highlight any new risks that may have arisen since they last met, and develop programs and recommendations to determine the sufficiency of risk identification and the appropriate manner in which to control risk. The relevant Board Committees then report their discussions with the President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer regarding our risk management efforts to our Board of Trustees for consideration. Our Board of Trustees and its Committees oversee risks associated with their respective principal areas of focus as summarized below:

Board Committee	Primary Area of Risk Oversight
Audit

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Corporate Governance and Nominating	Risks and exposures associated with leadership and succession planning; and corporate governance.
Compensation

Risks and exposures associated with executive compensation programs and arrangements, including incentive plans. See “Compensation Discussion and Analysis — Additional Compensation Information — Compensation and Risks.”

In fulfilling their risk management responsibilities, our President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer have developed management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management and mitigation of critical risks. Our President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer work closely with members of executive and senior management, the heads of each Company department, and financial and accounting staff to maintain these management reporting processes. Not less than quarterly, the President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer conduct a risk disclosure meeting with all members of senior management and the heads of each Company department to discuss financial (accounting, credit, liquidity, and tax), legal, regulatory, technology, compliance and reputational risks. Our executives also report directly to our Board on at least an annual basis to apprise them directly of our risk management efforts.

Members of our senior management also participate in the implementation of our risk management policy. Not less than annually, senior management and the heads of each Company department conduct a review of all enterprise risk management policies and procedures and recommend revisions to company controls and policies. Finally, we retain outside consultants to review risks facing us and to recommend policies and programs to minimize the impact of any risks identified in connection with such review.

Communications with the Board

Shareholders and other interested parties may communicate with the Board of Trustees or with the non-management Trustees, as a group or individually, by communicating directly with the Chairman of the Board of Trustees. Please send any correspondence in writing to the “Chairman of the Board” c/o Secretary of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, who will then directly forward your correspondence to the Chairman of the Board of Trustees. The Chairman will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board of Trustees.

POLICIES AND PROCEDURES REGARDING REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Under our Declaration of Trust, we may enter into any contract or transaction with a Trustee, officer, employee or agent, or any person affiliated with any of them, in which such person has a material financial interest, provided that (i) the Board of Trustees is made aware of the interest and a majority of the disinterested Trustees approves or ratifies the contract or transaction; (ii) our shareholders are made aware of the interest and holders of a majority of our outstanding shares entitled to vote (excluding shares owned by the interested party) approve or ratify the contract or transaction; or (iii) the contract or transaction is fair and reasonable to us.

As set forth in our corporate governance guidelines, our Board of Trustees adopted a policy providing that transactions with a Trustee who has a personal or financial interest (direct or indirect) should be scrutinized carefully to ensure that the transaction is in our best interests and will not otherwise create a conflict of interest. Without the approval of a majority of the disinterested Trustees, we will not enter into a transaction or arrangement (including utilizing the services of any Trustee to provide legal, accounting, financial, consulting or other similar services) in which a Trustee has a material personal or financial interest (direct or indirect). Whether an interest is a material personal or financial interest in a transaction or arrangement will be determined by the Board of Trustees on a case-by-case basis, but at a minimum a Trustee will be considered to have a material personal or financial interest in a transaction or arrangement if we would be required to disclose such transaction or arrangement in our proxy statement or in our Annual Report on Form 10-K. The interested Trustee will not participate in any Board discussion regarding the matter in which he or she has such an interest. For purposes of this policy, the disinterested Trustees will consider the interests of any entity with which a Trustee is affiliated, any immediate family member of a Trustee, and any entity in which a Trustee’s immediate family member has a material interest.

Pursuant to its charter, our Corporate Governance and Nominating Committee is responsible for reviewing any transactions and arrangements with our Trustees and making a recommendation to the Board of Trustees concerning such transactions and arrangements. The Corporate Governance and Nominating Committee maintains written procedures regarding general related party transactions and office lease agreements between the Company and related parties. Below is a description of the material features of these procedures, including types of transactions that are covered by them and the standards applied in evaluating transactions and arrangements with Trustees and executive officers.

General Related Party Transaction Procedures

The General Related Party Transaction Procedures govern the review of transactions and arrangements in which Trustees or executive officers may have a direct or indirect interest that, while not technically requiring approval of the disinterested Trustees under our declaration of trust or our corporate governance guidelines, may nonetheless be advisable to be reviewed and approved by the Corporate Governance and Nominating Committee to ensure that related party transactions are properly reviewed and, if necessary, approved first by the Corporate Governance and Nominating Committee, and if appropriate, by a majority of disinterested Trustees. The procedures outline: (i) requirements and procedures for Trustees and executive officers to report any potential related party transaction to our compliance officer (currently, our Chief Legal Officer); (ii) the procedures our compliance officer follows in collecting and submitting to the Chairman of the Corporate Governance and Nominating Committee information regarding potential related party transactions; (iii) the Corporate Governance and Nominating Committee’s process for reviewing and evaluating potential related party transactions; and (iv) the process used by the disinterested Trustees in reviewing and evaluating a potential related party transaction once approved by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may consult with legal counsel as it considers all of the information compiled by our compliance officer and evaluates material issues raised and factors relating to the transaction. The Corporate Governance and Nominating Committee determines whether it is appropriate and advisable for us to engage in the transaction on the basis of whether the transaction is fair, reasonable and in our best interests, and if so, whether the proposed transaction requires approval by the disinterested members of the Board of Trustees.

MEETINGS AND COMMITTEES OF THE BOARD OF TRUSTEES

Board of Trustees Meetings

Our Board of Trustees holds regular and special meetings throughout the year. During 2015, the Board of Trustees held seven (7) meetings, including telephonic meetings. Each Trustee is expected to attend, in person or by telephone, all Board meetings and meetings of committees on which he or she serves. During 2015, each Trustee attended at least 75 percent of the Board of Trustees and committee meetings on which he or she served. Pursuant to our corporate governance guidelines, all of our Trustees are expected to attend our annual meetings of shareholders. All but one of our Trustees then serving on our Board attended our 2015 annual shareholders meeting.

Non-Executive Chairman of the Board; Executive Sessions

Our Board believes that independent Board leadership is a critical component of our corporate governance. William M. Diefenderfer III serves as our Non-Executive Chairman of the Board of Trustees and Christopher P. Marr serves as our Chief Executive Officer and as a Trustee. We believe that separating the positions of Chairman and Chief Executive Officer is currently appropriate for us given Mr. Diefenderfer’s business, legal, accounting and management experience and his knowledge and experience with our company.  Additionally, separating the positions of Chairman and Chief Executive Officer allows us to achieve independent oversight and evaluation of our senior management and assures effective communication between the Board of Trustees and senior management on corporate strategy, while simultaneously allowing our Chief Executive Officer to focus on growing our business and implementing our strategic business plans. As Non-Executive Chairman of the Board, Mr. Diefenderfer is charged primarily with:

•                                          presiding over meetings of our Board of Trustees and shareholders, including executive sessions of the non-management Trustees;

•                                          establishing an agenda and setting the timing and length for each Board meeting in collaboration with our Chief Executive Officer and other Trustees and meeting with our Chief Executive Officer following each meeting to discuss any open issues and follow-up items;

•                                          facilitating and coordinating communication among the non-management Trustees and our Chief Executive Officer and an open flow of information between management and our Board;

•                                          facilitating and coordinating communication among our shareholders and our Board;

•                                          periodically meeting with each non-management Trustee;

•                                          providing assistance to and consulting with our Chief Executive Officer, as necessary;

•                                          coordinating the periodic review of management’s strategic plan; and

•                                          performing such other duties and services as our Board may require.

Pursuant to our corporate governance guidelines and the independence requirements of the NYSE, in order to promote open discussion among independent Trustees, our Board of Trustees devotes a portion of each regularly scheduled Board meeting to sessions of non-management Trustees without management participation. The Chairman of the Board presides over these sessions.

Board Committees

The Board of Trustees has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. All members of these committees are “independent” of us as that term is defined in the listing standards and other independence requirements of the NYSE. Our Board of Trustees has adopted a written charter for each of its standing committees. The full text of each charter is available on our website, www.cubesmart.com, under “Investor Relations.” In addition, each charter is also available in print, free of charge, to any shareholder who requests a copy in writing to the Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355.

The table below provides current membership information for each of the Board committees and the number of meetings held by each committee during 2015:

Name	Audit	Compensation	Corporate Governance and Nominating
P. Bussani		X	Chair
J.W. Fain	X	X
M. M. Keler	X		X
J.F. Remondi	X	Chair
J. F. Rogatz	Chair	X
D.R. Salzberg	X		X
Number of Meetings in 2015	4	6	4

Audit Committee

The principal purposes of the Audit Committee are to assist the Board of Trustees in the oversight of:

•                                          the integrity of our financial statements;

•                                          our compliance with legal and regulatory requirements;

•                                          the qualification and independence of our independent registered public accounting firm; and

•                                          the performance of our internal audit function and independent registered public accounting firm.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and is also responsible for reviewing with our independent registered public accounting firm any audit problems or difficulties they encounter in the course of their audit. The Audit Committee is also charged with the tasks of reviewing our financial statements, any financial reporting issues and the adequacy of internal controls with management and our independent registered public accounting firm.

Our Audit Committee’s written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended, or Exchange Act, and applicable rules and regulations of the SEC, all as in effect from time to time. All of the members of the Audit Committee meet the foregoing requirements. The Board of Trustees determined that Messrs. Fain, Remondi and Rogatz are each an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

The principal purposes of the Compensation Committee are to:

•                                          review and approve our corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve, either as a committee or with our other independent Trustees, the appropriate level and structure of the Chief Executive Officer’s compensation;

•                                          determine and approve, either as a committee or together with our other independent Trustees, the compensation of the other executive officers;

•                                          review and recommend succession plans for our key officers;

•                                          make recommendations to the Board of Trustees regarding compensation of Trustees; and

•                                          recommend, implement and administer our incentive and equity-based compensation plans.

Our Compensation Committee’s primary responsibility is to determine and implement our compensation policies and practices. In connection with its review and approval of compensation levels and structure, the Committee has authority to approve grants of equity-based awards to our executive officers, including our Chief Executive Officer, and our employees. With respect to compensation of our executives other than our Chief Executive Officer, the Committee considers recommendations made by our Chief Executive Officer with respect to compensation of executive officers who report directly to him. In addition, the Board of Trustees has delegated to our Chief Executive Officer the authority to make one-time grants of equity-based awards to non-executive, newly hired or promoted employees in an amount not to exceed the equivalent of $100,000. Our Chief Executive Officer must regularly report to the Compensation Committee information concerning the grants that are made pursuant to this authority. The Board of Trustees has not delegated authority with respect to executive or Trustee compensation to any other group or person.

In carrying out its duties, the Compensation Committee has sole authority, pursuant to its charter, to retain advisors, including compensation consultants and legal counsel, to advise the Compensation Committee on executive compensation matters. The Compensation Committee also has authority to delegate to one or more subcommittees as it deems necessary and appropriate. In addition, the Compensation Committee has the authority to approve any such advisor’s or consultant’s fees and other terms of engagement. Since May 2011, the Compensation Committee has retained Frederic W. Cook & Co., Inc., an independent compensation consultant, to review our compensation and benefits program, analyze competitive market compensation practices and make recommendations relating to our executive compensation programs.   Our Compensation Committee assessed the independence of Frederic W. Cook & Co., Inc. under NYSE rules and concluded that the firm’s work for the Committee does not raise any conflict of interest.  Factors considered by the Committee include: (i) whether other services are provided to us by Frederic W. Cook & Co., Inc. or its representatives; (ii) the amount of fees received by Frederic W. Cook & Co., Inc. from us as a percentage of its total revenue; (iii) policies of Frederic W. Cook & Co., Inc. designed to prevent conflicts of interest; (iv) the absence of any business or personal relationship of representatives of Frederic W. Cook & Co., Inc. or its representatives with a member of the Committee; (v) whether Frederic W. Cook & Co., Inc. or its representatives own any of our securities; and (vi) whether Frederic W. Cook & Co., Inc. or its representatives have any business or personal relationship with any of our executive officers.

With respect to compensation of Trustees, our Compensation Committee has the authority to make recommendations to the Board of Trustees regarding compensation levels and structure. The Board of Trustees, however, has the ultimate authority to approve Trustee compensation levels and grants of equity-based awards to our Trustees.

The Compensation Committee currently consists of Messrs. Remondi (Chair), Bussani, Fain, and Rogatz. Each member of our Compensation Committee is independent within the meaning of the listing standards and other independence requirements of the NYSE.

Compensation Committee Interlocks and Insider Participation

Mr. Bussani, Mr. Fain, Mr. Remondi, and Mr. Rogatz served on the Compensation Committee during 2015. None of the members of the Compensation Committee during 2015 or as of the date of this proxy statement is or has been an officer or employee of ours and no executive officer of ours served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board of Trustees.

Corporate Governance and Nominating Committee

The principal purposes of the Corporate Governance and Nominating Committee are to:

•                                          identify individuals that are qualified to serve as Trustees;

•                                          recommend such individuals to the Board of Trustees, either to fill vacancies that occur on the Board of Trustees from time to time or in connection with the selection of Trustee nominees for each annual meeting of shareholders;

•                                          periodically assess the size of the Board of Trustees to ensure it can effectively carry out its obligations;

•                                          develop, recommend, implement and monitor our corporate governance guidelines and our code of business conduct and ethics;

•                                          review any related party transactions and procedures for evaluating and approving such transactions;

•                                          oversee the evaluation of the Board of Trustees and management; and

•                                          ensure that we are in compliance with all NYSE corporate governance listing requirements.

The Board of Trustees has adopted a policy to be used for considering potential Trustee candidates to continue to ensure that our Board of Trustees consists of a diverse group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a Trustee nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Trustees. However, at a minimum, candidates for Trustee must possess:

•                                          the highest professional and personal ethics and values;

•                                          a commitment to enhancing shareholder value;

•                                          broad experience at the policy-making level in business, government, education, technology or public interest;

•                                          an ability to provide insights and practical wisdom based on experience and expertise;

•                                          a willingness and ability to devote adequate time and resources to diligently perform Board duties;

•                                          a reputation, both personal and professional, consistent with our image and reputation; and

•                                          an ability to exercise sound judgment and make independent analytical inquiries.

In addition to the minimum qualifications listed above, the Corporate Governance and Nominating Committee believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:

•                                          whether the person possesses specific expertise and familiarity with general issues affecting our business;

•                                          whether the person’s nomination and election would enable the Board of Trustees to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC;

•                                          whether the person would qualify as an “independent” Trustee under the listing standards and other independence requirements of the NYSE and our corporate governance guidelines;

•                                          the importance of continuity of the existing composition of the Board of Trustees; and

•                                          the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Corporate Governance and Nominating Committee will seek to identify Trustee candidates based on input provided by a number of sources, including (a) Corporate Governance and Nominating Committee members, (b) other members of the Board of Trustees and (c) our shareholders. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified Trustee candidates. From time to time, the Corporate Governance and Nominating Committee retains the services of the National Association of Corporate Directors, or NACD, and other advisors to identify potentially qualified candidates for the Board of Trustees.

As part of the identification process, the Corporate Governance and Nominating Committee determines the optimal size of the Board, assessing the future needs based on anticipated Trustee vacancies, the value of specific industry expertise, and the willingness of existing Trustees to continue to serve as Trustees if re-nominated. Once a Trustee candidate has been identified, the Corporate Governance and Nominating Committee will evaluate the candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing Trustees who are being considered for re-nomination are re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending Trustee candidates. The Corporate Governance and Nominating Committee will consider all persons recommended by shareholders in the same manner as all other Trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws. For more information see the section entitled “Other Matters — Shareholder Proposals and Nominations for the 2017 Annual Meeting” below.

After completing the identification and evaluation process described above, the Corporate Governance and Nominating Committee recommends to the Board of Trustees the nomination of a number of candidates equal to the number of Trustees expected to be elected at the next annual meeting of shareholders. The Board of Trustees selects the Trustee nominees for shareholders to consider and vote upon at the annual meeting.

TRUSTEE COMPENSATION

Trustee Compensation Table for 2015

The table below shows the actual amounts earned by our Trustees for their service during 2015. As an employee of the Company, Mr. Marr did not receive compensation for his service as a Trustee. Compensation paid to Mr. Marr can be found in the table captioned “Summary Compensation Table for 2015.”

Name (1)	Fees Earned or Paid in Cash (2)	Share Awards (3)	All Other Compensation (4)	Total
W. M. Diefenderfer III	$90,000	$71,380	$13,595	$174,975
M. M. Keler	$57,500	$71,380	$2,181	$131,061
J.F. Remondi	$80,000	$71,380	$2,181	$153,561
P. Bussani	$65,000	$71,380	$2,181	$138,561
J. Rogatz	$80,000	$71,380	$2,181	$153,561
J.W. Fain	$60,000	$71,380	$2,181	$133,561
D. R. Salzberg	$57,500	$71,380	$2,181	$131,061

(1)                   Each person listed served as our Trustee for all of 2015.

(2)                   Includes fees paid in connection with: (a) the annual retainer for service on the Board; (b) the annual retainer for service on the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, as applicable; (c) the annual retainer for the Chairman of the Board of Trustees and the Chairman of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, as applicable.

(3)                   On May 27, 2015, each Trustee was granted 2,961 restricted shares, which restricted shares vest on the earlier of one year from the grant date or the Company’s annual meeting of shareholders in 2016. The amounts listed in this column reflect the grant date fair value of the award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in Note 15, “Share-Based Compensation Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 19, 2016. As of December 31, 2015, each of the then non-employee Trustees named above had 2,961 unvested restricted shares outstanding.

(4)                   All other compensation includes dividends paid on unvested restricted shares, deferred shares under the 2006 CubeSmart Trustees Deferred Compensation Plan and dividend equivalents paid on phantom shares issued under the 2008 Amended CubeSmart Trustees Deferred Compensation Plan. See “Trustees Deferred Compensation Plan” below.

The Compensation Committee of our Board of Trustees has responsibility to periodically review compensation policies and practices applicable to members of our Board of Trustees.  Pursuant to its charter, the Compensation Committee has the sole authority to retain independent compensation consultants, advisors and legal counsel to advise the Compensation Committee on compensation policies and practices applicable to members of our Board of Trustees.  Since May 2011, the Compensation Committee has retained Frederic W. Cook & Co., Inc., an independent compensation consultant, to review and analyze compensation practices of comparative boards of directors or trustees, and make recommendations relating to our trustee compensation programs.   The Compensation Committee reviews our Trustee compensation programs with the compensation consultant on an annual basis.

Cash Compensation

For 2015, cash compensation to our independent Trustees consisted of the following payments: (i) annual retainer for service on the Board of $40,000; (ii) annual retainer of $50,000 for the Chairman of the Board of Trustees; (iii) annual retainer of $20,000 for service as the chairman of the Audit Committee; (iv) annual retainer of $20,000 for service as chairman of the Compensation Committee; (v) annual retainer of $7,500 for service as chairman of the Corporate Governance and Nominating Committee; (vi) an additional annual retainer of $10,000 for service as a member of each of the Audit Committee or Compensation Committee; and (vii) an additional annual retainer of $7,500 for service as a member of the Corporate Governance and Nominating Committee. Non-employee Trustees may receive additional fees for service on strategic initiatives or other special committees that the Board of Trustees may from time to time establish.  In February 2016 after review of an analysis of Trustee compensation prepared by the Compensation Committee’s independent consultant, Frederic W. Cook & Co., Inc., the Compensation Committee recommended and our Board of Trustees approved, an increase in the annual retainer for service on the Board from $40,000 to $50,000 effective with the 2016 annual meeting of shareholders.

Equity Awards

In addition to the cash compensation paid to independent Trustees for their Board service, on May 27, 2015 we granted to each independent Trustee a time-based restricted share grant with a target value of $70,000.  The price for each restricted share granted pursuant to the Trustee grant was determined based on the average of the trailing 30-day closing price for our common shares preceding the date of grant.  The number of shares granted to each Trustee was determined by dividing $70,000 by the share grant price.  Each Trustee received 2,961 restricted shares with an aggregate value for each Trustee of $71,360, based on the closing share price as of the grant date.  The restricted shares granted to our Trustees vested on the earlier of the first anniversary of the grant date or the Company’s annual meeting of shareholders in 2016.  In February 2016 after review of an analysis of Trustee compensation prepared by the Compensation Committee’s independent consultant, Frederic W. Cook & Co., Inc., the Compensation Committee recommended and our Board of Trustees approved, an increase in the target value of the Trustee’s annual equity award from $70,000 to $80,000.

Trustees Deferred Compensation Plan

In December 2006, our Board of Trustees approved the CubeSmart Trustees Deferred Compensation Plan (“Deferred Trustees Plan”), which was amended in December 2008 in order to bring such plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code. New deferrals under the former deferred compensation plan were suspended upon adoption of the Deferred Trustees Plan. At December 31, 2015, an aggregate of 5,690 deferred shares were outstanding under the former plan.

Pursuant to the Deferred Trustees Plan, the Board of Trustees designated non-employee Trustees as eligible participants. Participants may elect each plan year to defer all or a portion of their cash compensation and have such amounts credited to accounts until distributed in accordance with the plan and the participants’ distribution elections. Each distribution account is credited with the returns of the investment options selected by plan participants, which include investment options that are available in our 401(k) plan, or such other investment funds as the Board of Trustees may designate from time to time. At December 31, 2015, an aggregate of approximately 12,426 phantom shares were allocated to the accounts of plan participants, including phantom shares resulting from reinvestment of dividend equivalents.

EXECUTIVE OFFICERS

Current Executive Officers

Set forth below is background information on each of our executive officers as of April 14, 2016, other than Mr. Marr, whose background is described above under “Election of Trustees — Nominees for Election.”

Timothy M. Martin, 45, has served as our Chief Financial Officer and Treasurer since November 2008. Mr. Martin served as our Senior Vice President and Chief Accounting Officer from December 2006 to November 2008. He previously was employed by Brandywine Realty Trust from 1997 to December 2006, serving as Vice President, Finance and Treasurer from January 2006 to December 2006, as Brandywine’s Principal Financial Officer from May 2006 to December 2006, as Vice President and Chief Accounting Officer from March 2004 to December 2005, and as Director, Financial Analysis from 2001 to March 2004. Prior to joining Brandywine, Mr. Martin served as a member of the audit staff of Arthur Andersen, LLP’s Philadelphia office, specializing in real estate.

Jeffrey P. Foster, 46, has served as our Senior Vice President, Chief Legal Officer and Secretary since February 2009. From April 2003 to February 2009, Mr. Foster served as Senior Vice President of Real Estate Transactions and Associate General Counsel of Gramercy Realty, a division of Gramercy Capital Corp., a publicly traded office REIT (formerly known as American Financial Realty Trust). Prior to joining American Financial Realty Trust, Mr. Foster was an associate with Morgan, Lewis & Bockius LLP from 1999 to 2003.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review of, and discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Respectfully submitted,

The Compensation Committee of the Board of Trustees

John F. Remondi, Chairman
Piero Bussani
John W. Fain
Jeffrey F. Rogatz

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee determines the compensation for our executive officers, sets corporate goals and objectives with respect to executive compensation, evaluates performance against those goals and objectives, and determines the appropriate level and structure of executive compensation based on its evaluation. In carrying out these duties during 2015, the Compensation Committee considered, among other things, analyses prepared by independent compensation consultant Frederic W. Cook & Co., Inc., which the Compensation Committee initially engaged in May 2011 as an independent compensation consultant to advise regarding our executive compensation programs. Our philosophy with respect to, and our objectives in setting, executive compensation are discussed below. As a part of this discussion, we also outline the elements of compensation awarded to, earned by, or paid to the named executive officers.

Compensation Philosophy and Objectives

We desire to build and maintain a superior executive management team to forge our business strategy and lead us to profitable growth. We believe success in accomplishing these goals will, in part, depend on the effectiveness of our executive compensation programs, which are designed to compensate and reward executive officers for the achievement of corporate goals and desired business results and for their personal contributions in the execution of our business strategy. Excellence in corporate and individual performance is our primary objective, and tying a significant portion of overall executive compensation to the achievement of our corporate goals is our philosophy. The Compensation Committee believes that the most effective executive compensation programs are designed to reward the achievement of specific annual, long-term and strategic goals that align executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value.

In setting executive compensation, we endeavor to:

•                                          provide compensation that is sufficient to attract and retain the very best possible executive talent;

•                                          provide a significant portion of total compensation linked to achieving performance goals that we believe will create shareholder value in the short and long-term to ensure that executive officers maintain an ongoing personal stake in our company; and

•                                          encourage executive officers to achieve superior individual performance.

2015 Executive Compensation Program

The Compensation Committee engaged Frederic W. Cook & Co., Inc., an independent compensation consultant, to review our existing compensation and benefits program, analyze competitive market compensation practices and make recommendations on our 2015 executive compensation program to achieve the objectives described above. Representatives of Frederic W. Cook & Co., Inc. were present at several of the Compensation Committee’s meetings and met with the Compensation Committee in executive session, where no members of management were present.

Frederic W. Cook & Co., Inc. provided the Compensation Committee with multiple market reference points, including compensation data compiled from the proxy statements of a group of 20 REITs with a median equity market capitalization of $2.5 billion.

As part of its process of designing our compensation programs, the Compensation Committee carefully considered the appropriate market reference points for determining pay competitiveness and determined that the comparative group for benchmarking purposes should represent the marketplace in which we are likely to attract, retain and compete for executive talent. The Compensation Committee faced challenges in determining a comparative peer group, including the fact that market data specific to our self-storage peers is limited to four publicly-traded self-storage companies.  The Compensation Committee reviewed and discussed the compensation data compiled by

Frederic W. Cook & Co., Inc. In light of the top talent recruited from different industries, the tenure, caliber and diverse backgrounds of our named executive officers and our desire to retain a superior executive management team, the Compensation Committee considered and established executive compensation levels to reflect these diverse factors.

For our 2015 executive compensation program, our Compensation Committee, taking into consideration the views of Frederic W. Cook & Co., Inc., updated the peer group for compensation benchmarking to reflect a geographically focused composition.  The Compensation Committee selected peer companies that are within a reasonable distance of the Company’s headquarters where the Company would compete for executive talent.  When considering the Company’s publicly-traded self-storage peers, the Compensation Committee elected to exclude Public Storage and National Storage Affiliates Trust from the Company’s 2015 peer group because their respective equity market capitalizations were significantly greater (in the case of Public Storage) and smaller (in the case of National Storage Affiliates Trust) than the median equity market capitalization of the selected peer group.   Listed below are the companies that comprise our 2015 peer group.

REIT Group Companies (18)

Acadia Realty Trust* Brandywine Realty Trust Campus Crest Communities, Inc. Cedar Realty Trust, Inc. Chambers Street Properties Corporate Office Properties Trust	DiamondRock Hospitality Company DuPont Fabros Technology, Inc. First Potomac Realty Trust* Hersha Hospitality Trust* Highwoods Properties, Inc. LaSalle Hotel Properties	Liberty Property Trust Mack-Cali Realty Corporation Pennsylvania Real Estate Invest Trust RLJ Lodging Trust Tanger Factory Outlet Centers, Inc.* Washington Real Estate Investment Trust

Storage REIT Group Companies (2)

Extra Space Storage Inc.* Sovran Self Storage Inc.*

*      Indicates companies also included in the 2014 peer group

The Compensation Committee uses data provided by Frederic W. Cook & Co., Inc. to assess industry practices overall and also to provide comparisons as to individual positions. The Compensation Committee has generally focused on the median of the peer group as an approximate target in setting overall compensation amounts for each named executive officer, though it also applies its own judgment consulting with Frederic W. Cook & Co., Inc. and considering the specific responsibilities and attributes of each of our named executive officers. The ultimate compensation decisions of the Compensation Committee are not mandated by any specific correlation to the peer group, but also reflect the Compensation Committee’s views of competitive practice, individual role and performance, our operating performance and internal equity among our executive management team.

In considering executive compensation decisions, the Compensation Committee also reviews tally sheets prepared for each named executive officer. The tally sheets present the dollar amounts of each component of compensation awarded to the named executive officers, including base salary, annual incentive, accumulated deferred compensation balances, outstanding equity awards, defined contribution retirement plan, potential payments under the employment agreements for Messrs. Marr and Martin and Foster, severance payments, perquisites and other benefits. The overall purpose of the tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation in certain circumstances so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix), as well as the total amount of compensation.

In light of the more than 97% shareholder vote in support for the Company’s executive compensation program, as reflected in the shareholders’ adoption of an advisory resolution approving executive compensation contained in the 2015 proxy statement, the review of the tally sheets and the information provided by Frederic W. Cook & Co., Inc., the Committee concluded that no changes were required to be made to the overall structure of our 2015 executive compensation program.  The Compensation Committee considered factors such as the executive’s scope of responsibilities, a market competitive assessment of similar roles at a peer group of real estate companies, the total shareholder return of the Company, and the performance of the individual executive.  After evaluating the forgoing factors and in consultation with the Committee’s compensation consultant, the Committee recommended the following compensation adjustments for our named executive officers:

Officer:	Year:	Salary:	Annual Incentive Target:	Long Term Incentive Target:
Christopher P. Marr	2014	$525,000	100%	$750,000
	2015	$600,000	100%	$1,400,000
Timothy M. Martin	2014	$375,000	75%	$550,000
	2015	$390,000	80%	$575,000
Jeffrey P. Foster	2014	$310,000	70%	$425,000
	2015	$322,000	75%	$425,000

The Compensation Committee determined that the value of long-term incentive compensation will be allocated equally among time-vested options; time-vested restricted share units; and performance-vested restricted share units.  The time-vested options and restricted share units will vest one-third on each anniversary of the grant.  If and to the extent the performance objectives relating to total shareholder return are achieved, the performance-vested restricted share units will vest, with the value of the vested restricted share units tied to a percentage ranging from 0 to 200% of the targets.  The performance-vested restricted share units will cliff vest on the third anniversary of the date of grant, subject to the grantee’s continued service with us and the satisfaction of performance objectives tied to our total shareholder return. The Compensation Committee believes that the structure of our long-term incentive compensation aligns our executives’ performance incentives with the interests of our shareholders.

Compensation Components

Our executive compensation program consists of three principal components: salary, annual incentive compensation and long-term incentive compensation. The design and objective of each component of our 2015 executive compensation are set forth below. Using market data provided by Frederic W. Cook & Co., Inc., combined with our desire to retain a superior executive management team, the Compensation Committee determined the appropriate percentages of salary, annual incentive compensation and long term incentive compensation components. There is no predefined or preferred weighting among salary, annual incentive compensation and long term incentive compensation to achieve the goals established by the Compensation Committee. Decisions regarding the components of salary and the salary targets for 2015 were made in the first quarter of 2015.

Component	Design	Objective
Salary	• To provide a base level of cash compensation for annual services; to recognize individual performance; and to retain and motivate executive talent.	• Reflect the caliber and background of talent, as well as new hire / current market rates.
Annual Incentive

•        Annual incentive dependent upon achievement of (i) financial performance (65%), (ii) strategic goals (25%), and (iii) individual performance objectives (10%).

•        Payout ranges from 50% to 200% of target award, except that the portion tied to individual performance objectives is limited to a maximum 150% of target payout.

•        Align the executive management team to common goals and objectives.

•        Reflect that the highest priorities for us in 2015 were to maximize financial performance for our shareholders (65% of the annual incentive was targeted to that objective) and improve our portfolio quality and performance (25% of the annual incentive was targeted to that objective).

•        Reward (through a portion of this annual incentive) the individual performance of each executive.

•        Create a variable earning opportunity tied to key performance goals.

Long-Term Incentive	• Annual grant values of long-term awards were allocated as follows: (i) 1/3 in stock options, (ii) 1/3 in restricted shares, and (iii) 1/3 in performance units.

•        Emphasize retention and provide leverage opportunities through options.

•        Maintain consistency with general industry practice with a combination of stock options and restricted shares.

•        Emphasize retention and performance and promote alignment with shareholder interests.

•        Align with competitive pay practices among REITs and in the broader U.S. market of mixing restricted shares, performance units and options.

•        Promote shareholder value generation.

•        Align executive compensation with return to shareholders.

Total Cash Compensation

Base Salary. Base salary is the fixed component of pay for our named executive officers and is intended to provide a base level of compensation for the position. In setting base salaries, our Compensation Committee considers the linkage of base salaries to the elements of our compensation that are tied to base salaries (such as severance and change in control benefits and annual and long-term incentive targets that are computed as a multiple of base salary). Factors considered in determining base salaries included the executive’s scope of responsibilities, a market competitive assessment of similar roles at a peer group of real estate companies, and the performance of the individual executive. Minimum base salaries for Messrs. Marr, Martin, and Foster are established in their respective employment agreements, the material terms of which are summarized below under the heading “Employment Agreements and Potential Payments Upon Termination or Change in Control.” Any increases to the base salaries of executive officers, other than our Chief Executive Officer, are set by the Compensation Committee after discussions with, and recommendations by, our Chief Executive Officer regarding each individual’s accomplishments, areas of strength and opportunities for development. Any increase to the base salary of our Chief Executive Officer is set after each Trustee completes a performance evaluation of the Chief Executive Officer, the results of which are summarized and reviewed by the Chairman of the Compensation Committee with Compensation Committee members and with the Chief Executive Officer. After review and discussion, the Compensation Committee for 2015, the Compensation Committee set the base salaries of our executive officers as follows:

Name	Salary	Percentage Increase over Prior Year
C. P. Marr	600,000	12.5%
T. M. Martin	390,000	3.8%
J. P. Foster	322,000	3.7%

Annual Incentive Compensation.  We believe that annual incentive compensation is an important element of executive compensation that enables us to achieve our objectives of attracting and retaining executive talent, encouraging superior individual performance, and more importantly, achieving our corporate goals and objectives. In making annual incentive compensation decisions, the Compensation Committee approved a targeted cash annual incentive opportunity for each executive officer that correlated to specific performance achievements. Annual incentive compensation for 2015 was comprised of four elements — financial performance, measured by funds from operations (“FFO”) (weighted at 40%) and same store net operating income growth (weighted at 25%); achievement of strategic goals consisting of external growth (weighted at 25%) and achievement of individual goals (weighted at 10%).

For 2015, the financial performance and strategic goals approved by the Compensation Committee were set as follows: threshold 50%; target 100%; and maximum 200%.  Similarly, the Compensation Committee approved the individual goals for 2015 were set as follows: threshold 50%; target 100% and maximum 150%.

With respect to our annual incentive compensation, the Compensation Committee established the goals in February 2015.  Discussed below is a comparison of the targeted goals established by the Compensation Committee compared with our actual 2015 performance.

Funds from Operations:  Our target, maximum and actual FFO per share were $1.16, $1.21 and $1.25 respectively.  Accordingly, we achieved 200% of the FFO component of our 2015 annual incentive compensation plan.

Net Operating Income:  Our target, maximum and actual same store net operating income growth rates were 5.7%, 6.3% and 9.6% respectively.  Accordingly, we achieved 200% of the same store net operating income growth component of our 2015 annual incentive compensation plan.

Strategic Goals:  As for the 2015 strategic goals, the Compensation Committee uses both a qualitative and quantitative evaluation of the Company’s external growth targets including the acquisition of storage facilities consistent with the Company’s investment criteria, evaluation of property investment and development opportunities, and growth in the Company’s third party management platform.  The Committee evaluated the overall quality of the Company’s growth efforts in addition to the achievement of a targeted $200 to $250 million of property investments and the net addition of twenty-five third party management contracts.  The Company invested $277.3 million in property investments and added seventy-six (76) third party management contracts.  The Compensation Committee determined that management achieved 200% of the external growth component of our 2015 annual incentive compensation plan.

Individual Goals:  Individual goals include a subjective assessment of management’s performance.  Specific individual goals for Mr. Marr in 2015 consisted primarily of ensuring that external growth goals were met including acquisitions, disposition, third party management and new storage developments; implementing a strategic workforce planning program; driving superior results and improving communication among the Company’s leadership team through regular, focused meetings; delivering strong operations performance with a focus on optimizing revenue growth in a high-occupancy environment; ensuring capital raising efforts successfully support external growth and are consistent with balance sheet objectives; focusing on outreach to Company stakeholders; and assisting Mr. Martin and Mr. Foster in the achievement of their individual performance goals.  Specific individual goals for Mr. Martin in 2015 consisted primarily of implementing the Company’s strategic workforce plan within the Company’s accounting and finance departments; continuing to engage rating agencies to communicate our business plan and execution; opportunistically raising capital and refinancing existing debt to improve debt service and maintain or improve leverage ratios; supporting external growth by raising capital in a manner consisting with a BBB/Baa2 Investment Grade credit profile; focusing effort on external communications to minimize cost of capital through the engagement of equity and fixed-income investors; and assisting the finance, investor relations and information technology groups in achieving their respective 2015 objectives.  Specific individual goals for Mr. Foster in 2015 consisted primarily of supporting the completion of the Company’s human resources strategic plan; assisting the restructuring of the Company’s training function including the recruitment of a new director of training and realignment of our divisional trainers; negotiating the Company’s insurance renewal process; engaging the Company’s corporate governance advisors to maintain and improve the Company’s governance ratings; developing an internal database and tracking of the Company’s property compliance requirements; and assisting the legal, risk management and human resources functions to successfully achieve their 2015 strategic goals.

The target award for total annual incentive compensation is a percentage of the 2015 base salary for each executive officer as follows: Mr. Marr, 100%; Mr. Martin, 80%; and Mr. Foster, 75%.  Performance above and below targeted levels results in a pro-rated award of 50% of target for threshold performance and 200% of target for maximum performance, except that the maximum percentage achievable for individual goals is limited to 150% of target. The table below lists the potential payouts at threshold, target and maximum performance, and the actual annual incentive compensation paid under each component as a result of 2015 performance.

	2015 Annual	Target Annual Incentive Opportunity	Funds from Operation (40% of Target Opportunity)				Same Store NOI (25% of Target Opportunity)				Strategic Goals (25% of Target Opportunity)
	Base Salary	as % of	Threshold	Target	Max	Actual Payout	Threshold	Target	Max	Actual Payout	Threshold	Target	Max	Actual
Name	($)	Salary	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	Payout ($)
C. P. Marr	600,000	100%	120,000	240,000	480,000	480,000	75,000	150,000	300,000	300,000	75,000	150,000	300,000	300,000
T. M. Martin	390,000	80%	62,400	124,800	249,600	249,600	39,000	78,000	156,000	156,000	39,000	78,000	156,000	156,000
J. P. Foster	322,000	75%	48,300	96,600	193,200	193,200	30,188	60,375	120,750	120,750	30,187	60,375	120,750	120,750

	2015 Annual	Target Annual Incentive Opportunity	Individual Goals (10% of Target Opportunity)
	Base Salary	as % of	Threshold	Target	Max	Actual Payout
Name	($)	Salary	($)	($)	($)	($)	Total
C. P. Marr	600,000	100%	30,000	60,000	90,000	90,000	1,170,000
T. M. Martin	390,000	80%	15,600	31,200	46,800	46,800	608,400
J. P. Foster	322,000	75%	12,075	24,150	36,225	36,225	470,925

Equity Compensation

Long-Term Incentive Compensation. Our long-term incentive compensation is comprised of three components: non-qualified stock options, time-vested restricted shares (“restricted shares”) and performance-vested restricted share units (“performance units”).  We believe that long-term incentive compensation is an important element in providing competitive compensation and, because such awards have a basis in our common shares, helps to ensure that executive officers maintain an ongoing personal stake in the achievement of superior corporate performance. In January 2015, the Compensation Committee awarded a target grant level for long-term incentive compensation for each executive officer as follows:

C. P. Marr	$1,400,000
T. M. Martin	$575,000
J. P. Foster	$425,000

The foregoing amounts were established based on achievement of corporate goals and objectives, individual performance, and for the additional reasons discussed under “2015 Executive Compensation Program.” Long-term incentive compensation awards were allocated (by value) one-third to non-qualified stock options; one-third to restricted shares, and one-third to performance units.  For each of our named executive officers, the Compensation Committee determined that an equal allocation (by value) of long-term incentive compensation among stock options, restricted shares and performance units achieved the appropriate balance of performance-based long-term incentive compensation with the stability provided by time-vested equity awards.  The actual number of restricted shares, performance units, and non-qualified stock options received by each of our named executive officers in 2015 as a result of the long-term incentive award is set forth below under “Executive Compensation — Grants of Plan Based Awards Table.”

Non-Qualified Stock Options — The stock options vest ratably over three years beginning on the first anniversary of the date of grant. The stock options have a term of 10 years and an exercise price equal to the closing price of our common shares on the date of grant.

Restricted Shares — Each restricted share has a value equal to the closing price of our common shares on the date of grant.  Like the stock options, the restricted shares vest ratably over three years beginning on the first anniversary of the date of grant.  Dividends are paid on restricted shares prior to vesting, which is consistent with the competitive practices among REITs and recognizes the competitive orientation of the awards. Unvested restricted shares are subject to forfeiture if the executive’s service terminates prior to the vesting date for any reason other than good reason, disability, death or a change in control.

Performance Units — We granted performance units, which represent the right to earn common shares, to our named executive officers in January 2015.  The number of common shares, if any, deliverable to award recipients depends on our performance, based on total shareholder return (measured by reference to the change in our share price plus dividends) over the applicable measurement period compared to the total shareholder return for a peer group consisting of all equity real estate investment trusts over the same measurement period. The measurement period for the performance units awarded to our named executive officers in January 2015 runs from January 1, 2015 until December 31, 2017.  Dividends accrue (in the form of additional performance units) with respect to performance units, prior to vesting. Unvested performance units are subject to forfeiture if the executive’s service terminates prior to the end of the applicable measurement period for any reason other than good reason, disability, death or a change in control, or if and to the extent the applicable performance conditions are not satisfied as of the end of the measurement period.

2016 Compensation Actions

The Compensation Committee, after reviewing compensation data from the Company’s 2015 peer group prepared by Frederic W. Cook & Co, Inc. determined that competitive adjustments should be made to the compensation components of our Executive Officers.  The compensation adjustments are designed to keep the Company’s executive compensation program within the median of the marketplace for executive talent, to reflect the growth of the Company and to reflect the performance and responsibilities of our executive officers.  The table below sets forth the base and target compensation levels for 2015 and 2016 for each component of the Company’s executive compensation program.

Officer:	Year:	Salary:	Annual Incentive Target:	Long Term Incentive Target:
Christopher P. Marr	2015	$600,000	100%	$1,400,000
	2016	$670,000	125%	$2,000,000
Timothy M. Martin	2015	$390,000	80%	$575,000
	2016	$400,000	90%	$675,000
Jeffrey P. Foster	2015	$322,000	75%	$425,000
	2016	$327,000	80%	$425,000

In January 2016, the Compensation Committee awarded a target grant level for long-term compensation for each executive officer as follows:

C. P. Marr	$2,000,000
T. M. Martin	$675,000
J. P. Foster	$425,000

Long-term incentive compensation awards were allocated (by value) one-third to non-qualified stock options; one-third to restricted shares, and one-third to performance units.

Other Compensation Elements

Employment Agreements. We have employment agreements with each of Messrs. Marr, Martin and Foster. We have summarized the material terms of these agreements under the heading “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Deferred Compensation Benefits. In December 2006, the Compensation Committee approved the CubeSmart Executive Deferred Compensation Plan (amended in December 2008 in order to bring such plan into compliance with Section 409A of the Code), which permits employees with the title of vice president or above, including our named executive officers, to defer receipt of all or a portion of their salary and annual incentive and have that deferred compensation credited to accounts until distributed in accordance with the Plan and their elections. Under the Plan, we credit to each participant’s account a matching deferred compensation amount that is equal to the difference between the total matching contribution we would have made under our 401(k) plan without regard to the limits imposed by the Code and the actual matching contribution that we make under the 401(k) plan.

Perquisites and Personal Benefits. We do not provide any significant perquisites to our executive officers. During 2015, we provided the use of a company car, life insurance equal to the lesser of the executive officer’s base salary or $500,000, and executive medical coverage to each of our named executive officers. In addition, the Company arranged for long-term disability insurance coverage for each of our executive officers, the premium for which is paid entirely by each of our named executive officers. While these benefits were not tied to any formal performance criteria, they were intended to serve as part of a competitive total compensation program.

Additional Compensation Principles

Policy on Grants of Equity Awards. The Board of Trustees adopted a Policy Statement on the Grant of Equity Awards to ensure compliance with securities, tax and accounting rules and regulations, and adherence to best corporate governance practices in granting equity-based compensation. This Policy provides that the Board of Trustees has sole authority to approve equity awards to our Trustees and our executive officers. The Policy further provides that the grant date shall be the date of the meeting at which the award is approved by the Board or the Compensation Committee, as the case may be, except that, with respect to new hires, the date of the award shall be the later of the first date of employment of such person or the date approval for the grant is obtained from the Board or the Compensation Committee, if required. Under no circumstances will the grant date for any equity award be any earlier than the date on which action is taken to approve such award. The exercise price of option awards shall be the closing price for our common shares on the NYSE on the date of grant. As a part of this Policy, the Board of Trustees delegated authority to Mr. Marr to make one-time grants of equity-based awards to non-executive new hires and internally promoted employees in an amount not to exceed the equivalent of $100,000, and Mr. Marr must make regular reports to the Compensation Committee regarding awards granted pursuant to this authority. We believe this delegation of authority facilitates improved efficiency in recruiting and retaining key non-executive employees.

Share Ownership Guidelines. We maintain share ownership guidelines for all of our officers to ensure that each Company officer maintains a material personal financial stake in us and to promote strong alignment between the interests of management and our shareholders. We expect each Company officer to acquire, within five years of his or her appointment, and thereafter to maintain ownership of, common shares having a market value equal to: five times annual base salary for the President and Chief Executive Officer; three times annual base salary for the Chief Financial Officer and Chief Legal Officer; 1.75 times annual base salary for all Senior Vice Presidents; and 0.75 times annual base salary for all other officers. The Board of Trustees annually reviews progress toward achieving these ownership levels for the named executive officers. In February 2016, the Board of Trustees reviewed achievement levels and determined that each of our named executive officers meets or exceeds the applicable ownership levels.

Compensation Recovery. We have not adopted a policy that provides for recovery of a cash compensatory award if a performance measure used to calculate a cash award is subsequently adjusted in a manner that would have reduced the size of the award. If we were to experience such an adjustment, our Compensation Committee would assess the circumstances relating to the adjustment and take such action as it believes to be appropriate, including, potentially, an action to recover the excess portion of the award. The Compensation Committee intends to adopt a cash compensatory award recovery policy promptly following the adoption of regulations by the SEC governing such recovery policies.  In 2014, the Compensation Committee adopted the following policy to recover any equity-based compensatory award:

If it is determined by our Board that [Recipient’s] gross negligence, intentional misconduct or fraud caused or partially caused the Company to have to restate all or a portion of its financial statements, the Board, in its sole discretion, may, to the extent permitted by law and to the extent it determines in its sole judgment that it is in the best interests of the Company to do so, require repayment of any Shares delivered to [Recipient] pursuant to this Agreement or to effect the cancellation of unvested Shares.

Hedging and Pledging Limitations. Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls and other derivative instruments related to our shares. They are also prohibited from pledging Company securities.

Tax Compliance Policy. The Compensation Committee reviewed the potential consequences for us of Section 162(m) of the Code, which imposes a limit on tax deductions for annual compensation in excess of $1 million paid to our Chief Executive Officer and Chief Financial Officer and the three other most highly compensated named executive officers employed at the end of the year. To the extent that compensation is required to and does not qualify for deduction under Section 162(m), a larger portion of shareholder distributions may be subject to federal income tax expense as dividend income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although we are mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, we nevertheless reserve the right to structure compensation, including equity-based awards, in a manner that may exceed the deduction limitations under Section 162(m).

RISK GUIDELINES

The structure of our compensation policies and practices is designed to discourage our executives from engaging in unnecessary and excessive risk taking. Our compensation policies and practices are centrally designed and administered and are substantially similar throughout the Company and among all levels of employees. Key components of our compensation policies and practices include base salary, performance-based compensation, employee benefit and welfare programs, and retirement plans. Executive attention is to be focused on key strategic, operational and long-term financial measures. In addition, the Compensation Committee considers the annual and progressive achievement of personal goals of each employee, including leadership, scope of responsibilities and experience. By focusing on the long-term achievement of corporate and personal goals, we discourage our employees from engaging in unnecessary and excessive risk taking. We maintain strong internal financial controls and use effective management processes for developing strategic and annual operating plans and employee development programs. As a result of our compensation policies and practices, we have concluded that we are not encouraging or creating risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

The following tables and narrative summarize the compensation for the years ended December 31, 2013, 2014 and 2015 paid to or earned by our President and Chief Executive Officer, our Chief Financial Officer, and our other executive officer.

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	Share Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
C.P. Marr	2015	$600,000	—	$933,335	$466,664	$1,170,000	$114,397	$3,284,396
President and Chief	2014	$525,000	$—	$999,993	$250,002	$1,023,750	$85,896	$2,884,641
Executive Officer	2013	$450,000	—	$433,335	$216,666	$684,000	$102,287	$1,886,288

T. M. Martin	2015	$390,000	—	$383,333	$191,666	$608,400	$78,629	$1,652,028
Chief Financial Officer	2014	$375,000	$—	$366,667	$183,334	$548,438	$67,349	$1,540,788
And Treasurer	2013	$347,000	—	$283,321	$141,668	$428,545	$75,460	$1,275,994

J. P. Foster	2015	$322,000		$283,355	$141,664	$470,925	$63,878	$1,281,822
Senior Vice President,	2014	$310,000	$—	$283,341	$141,665	$423,150	$57,837	$1,215,993
Chief Legal Officer and Secretary	2013	$287,000	—	$200,004	$99,998	$327,180	$65,020	$979,202

(1)                   The amounts reported in the Share Awards and Option Awards columns represent the grant date fair value of restricted shares, performance units and option awards granted to the named executive officers under our equity incentive plans. Such amounts were calculated in accordance with the provisions of FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please refer to Note 15, “Share-Based Compensation Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 19, 2016 for the relevant assumptions used to determine the grant date fair value of our share and option awards. The value of each of the awards granted to the named executive officers in 2015 is listed in the table captioned “Grants of Plan-Based Awards.”

(2)                   The amounts reported in the All Other Compensation column represent, for each named executive officer, the sum of (a) the aggregate incremental cost to us of all perquisites and other personal benefits, including personal use of a company car and executive medical insurance; (b) the amounts contributed by us to the CubeSmart, L.P. 401(k) Retirement Savings Plan; (c) the amounts contributed by us to the CubeSmart Executive Deferred Compensation Plan; and (d) the dollar value of dividends on unvested restricted shares. The aggregate incremental cost to us to provide a company car is based on the actual lease cost incurred for the automobile provided to each of the named executive officers plus expenses for fuel, maintenance and insurance. In calculating the reported amounts, we disregarded business usage and assumed 100 percent personal usage. The aggregate incremental cost of executive medical insurance is based on the difference between the actual premiums we paid for executive medical insurance for the named executive officers and the actual average cost we incurred in providing family medical coverage for our general employee population.  Listed in the table below are the dollar values of the amounts reported in this column for 2015.

Name	Company Car	Executive Medical Insurance	Company Match in 401(k) Plan	Company Match in Executive Deferred Compensation Plan	Dividends on Unvested Restricted Shares/Units	Long-Term Disability Insurance
C. P. Marr	$19,107	$14,961	$7,550	$32,717	$34,986	$5,076
T. M. Martin	$22,489	$14,961	$4,550	$20,107	$12,468	$4,054
J. P. Foster	$15,768	$14,961	$4,550	$14,948	$9,326	$4,325

Grants of Plan-Based Awards

The following table and narrative provide information about plan-based awards granted during 2015 to the named executive officers.  These awards consist of restricted shares, performance units and options.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)(1)			All Other Share Awards:	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Share and Option
Name	Grant Type	Grant Date	Threshold	Target	Max	Number of Shares (#)	Underlying Options(#)	Awards ($/Sh)	Awards ($)(2)
C. P. Marr	Annual		$300,000	$600,000	$1,170,000
	Restricted Shares	1/23/2015				18,667			$466,676
	Performance Units	1/23/2015				13,175			$466,659
	Options	1/23/2015					74,906	$25.00	$466,664

T. M. Martin	Annual		$156,000	$312,000	$608,400
	Restricted Shares	1/23/2015				7,667			$191,675
	Performance Units	1/23/2015				5,411			$191,658
	Options	1/23/2015					30,765	$25.00	$191,666

J. P. Foster	Annual		$120,750	$241,500	$470,925
	Restricted Shares	1/23/2015				5,667			$141,675
	Performance Units	1/23/2015				4,000			$141,680
	Options	1/23/2015					22,739	$25.00	$141,664

(1)                    Listed in these columns are the amounts that could have been paid at each stated level of performance for the annual incentive compensation under our 2015 Executive Compensation Program. For a detailed description of the annual incentive awards see “Total Cash Compensation — Annual Incentive Compensation” in the section of this proxy statement entitled “Compensation Discussion and Analysis.” The “Threshold” column represents the minimum amount payable when threshold performance is met. The “Target” column represents the amount payable if the specified performance targets are reached. The “Maximum” column represents the maximum payment possible. See the “Summary Compensation Table” for the actual amounts paid to each named executive officer for the 2015 annual incentive compensation.

(2)                    This column reflects the grant date fair value of the equity awards in accordance with FASB ASC Topic 718, but excludes forfeiture assumptions related to service-based vesting conditions in accordance with SEC rules.

Each performance unit represents the right to earn common shares. The number of common shares, if any, actually issued to our named executive officers pursuant to performance unit awards will depend on our total shareholder return (measured by reference to the change in our share price plus dividends) during the measurement period that began on January 1, 2015 and that ends on December 31, 2017 as compared to the total shareholder return of a peer group consisting of all equity real estate investment trusts, subject to satisfaction by the recipient of the vesting conditions in the applicable award agreement (including continued service through the measurement period).  The number of performance units credited to award recipients’ accounts will be increased on account of dividends paid during the measurement period based on the closing price per common share on the measurement date.  At the end of the measurement period, the number of base units then represented by the performance units will be converted into common shares, provided that our total shareholder return ranking among a peer group consisting of all equity real estate investment trusts is at or above the 25th percentile.  If our ranking is below the 25th percentile, then the conversion factor will be zero, no common shares will be paid and the performance units will lapse.  At any ranking at or above the 25th percentile and up to and including the 50th percentile, the multiplier will be determined through a straight-line interpolation and the conversion factor would be between 50% and 100%.  At any ranking above the 50th percentile and below the 75th percentile, the multiplier will be determined through a straight-line interpolation and the conversion factor would be between 100% and 200%.  At any ranking at or above the 75th percentile, the multiplier is fixed at two (2).  Thus, if our ranking places us at or above the 75th percentile, the payment will be based on the product of the award recipient’s base units multiplied by two.

The named executive officers are not entitled to vote common shares issuable under performance units prior to issuance of the shares upon vesting of the units.

The awards of restricted shares, performance units and options listed in the table above were made under the 2007 Equity Incentive Plan. For further information on these awards, please refer to the discussion above under “Compensation Discussion and Analysis — Equity Compensation.” Each of the named executive officer’s right to the equity incentive awards listed in the table above vests upon termination of his employment under circumstances specified in his employment agreement or employment letter agreement. For information on the material terms of these employment agreements for Messrs. Marr and Martin and the employment letter agreement for Mr. Foster or for a further discussion of the circumstances upon which vesting of awards is accelerated, see the discussion below under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at December 31, 2015

The following table reports outstanding equity awards held by the named executive officers at December 31, 2015. The right of each named executive officer to the equity awards listed in this table shall become fully vested in the event of termination of employment in certain circumstances. For a further discussion of the circumstances upon which vesting of awards is accelerated, see the discussion under the section headed “Potential Payments Upon Termination or Change in Control.”

		Option Awards					Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(1)

C. P. Marr
	1/23/2015	—	74,906	25.00	1/22/2025	1/23/2015	18,667	571,584	13,175	403,419
	1/24/2014	19,335	38,670	15.67	1/23/2024	1/24/2014	31,908	977,023	12,626	386,608
	1/25/2013	33,749	16,874	14.84	1/24/2023	1/25/2013	4,866	148,997	11,525	352,896
	1/25/2012	46,769	—	11.36	1/24/2022
	1/24/2011	80,589	—	9.39	1/23/2021
	1/13/2010	106,178	—	7.29	1/12/2020
	1/23/2009	315,268	—	3.79	1/22/2019

T. M. Martin
	1/23/2015	—	30,765	25.00	1/22/2025	1/23/2015	7,667	234,764	5,411	165,685
	1/24/2014	14,179	28,358	15.67	1/23/2024	1/24/2014	7,800	238,836	9,259	283,511
	1/25/2013	22,067	11,033	14.84	1/24/2023	1/25/2013	3,182	97,433	7,535	230,722
	1/25/2012	34,014	—	11.36	1/24/2022
	1/24/2011	49,819	—	9.39	1/23/2021
	1/13/2010	65,637	—	7.29	1/12/2020
	1/23/2009	144,893	—	3.79	1/22/2019

J. P. Foster
	1/23/2015	—	22,739	25.00	1/22/2025	1/23/2015	5,667	173,524	4,000	122,480
	1/24/2014	10,956	21,913	15.67	1/23/2024	1/24/2014	6,027	184,547	7,155	219,086
	1/25/2013	15,576	7,788	14.84	1/24/2023	1/25/2013	2,246	68,773	5,319	162,868
	1/25/2012	25,510	—	11.36	1/24/2022	1/25/2012
	1/24/2011	5,958	—	9.39	1/23/2021

(1)                       The market value is based on the closing price of our common shares of $30.62 on December 31, 2015.

Option Exercises and Shares Vested for 2015

The following table reports for each named executive officer the value realized upon vesting of share awards and option exercises in the year ended December 31, 2015.

	Share Awards		Option Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
C. P. Marr	51,975	1,192,691	0	0
T. M. Martin	29,741	688,596	110,046	1,499,210
J. P. Foster	22,256	515,198	108,376	1,744,463

Nonqualified Deferred Compensation for 2015

Our named executive officers are eligible to participate in the CubeSmart Executive Deferred Compensation Plan. The following table and narrative provide a description of the plan and information on compensation each of the named executive officers deferred during 2015, the aggregate earnings on the deferred compensation and the aggregate balance at December 31, 2015.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY	Aggregate Balance at Last FY ($)(2)
C. P. Marr	204,750	32,717	987	—	2,144,684
T. M. Martin	134,080	20,107	123,014	—	973,924
J. P. Foster	77,382	14,948	(8,087)	—	429,220

(1)                   All of the amounts listed in the “Executive Contributions in Last FY” column are reflected in the “Salary” column for 2015 of the table captioned “Summary Compensation Table for 2015.” All of the amounts listed in the “Company Contributions in Last FY” column are reflected in the “All Other Compensation” column for 2015 of the table captioned “Summary Compensation Table for 2015.”

(2)                   The aggregate balance for certain NEOs includes certain amounts reflected in the “Salary” column and the “All Other Compensation” column for 2015 of the table captioned “Summary Compensation Table” above. For Mr. Marr, $204,750 was reflected in the “Salary” column and $32,717 was reflected in the “All Other Compensation” column for 2014. For Mr. Martin, $134,080 was reflected in the “Salary” column and $20,107 was reflected in the “All Other Compensation” column for 2015.  For Mr. Foster, $77,382 was reflected in the “Salary” column and $14,948 was reflected in the “All Other Compensation” column for 2015.

Compensation Eligible for Deferral; Company Contributions. Effective January 1, 2007, the named executive officers became eligible to participate in the CubeSmart Executive Deferred Compensation Plan. Under the plan, the named executive officers can defer all or a portion of salary and/or bonus (including annual incentives) and have such amounts credited to a retirement distribution account and/or separate in-service distribution accounts. We will provide a matching deferred compensation amount that is equal to the difference between the total matching contribution the named executive officer would have received under our 401(k) plan without regard to the limitations imposed pursuant to Sections 402(g), 415 and 417 of the Internal Revenue Code and the actual matching contribution the named executive officer receives under the 401(k) plan, provided the named executive officer has made the maximum elective deferrals to the 401(k) plan. The Compensation Committee may, in its discretion, approve an additional credit to a participant’s account as non-elective deferred compensation.

Investment Earnings. Each distribution account is credited with the returns of the investment options selected by the named executive officers, which include investment options that are available in our 401(k) plan, or such other investment fund(s) as the Compensation Committee may designate from time to time.

Elections and Distributions. Elections to defer compensation must be made no later than the close of the preceding taxable year and are irrevocable as of the first day of the plan year to which it relates, except that (i) in the case of a hardship distribution, the election may be cancelled for the remainder of the plan year, and (ii) a participant who has elected a lump sum distribution from the retirement distribution account may make a subsequent election to delay commencement of payment of such amount for a period of five years from the date such payment would otherwise have been made. In the case of any performance-based compensation for services performed over a period of 12 months, an election to defer must be made no later than six months before the end of the performance period.

Upon retirement, balances in the retirement distribution account will be made in a lump sum or in annual installments over five, 10 or 15 years. Upon termination of employment other than retirement (other than on account of death), benefits in the retirement distribution account will be distributed in a lump sum 60 days following separation from service. Distributions from the in-service account will be made in one lump sum or in annual installments over two, three, four or five years, except that participants may not elect distribution of compensation earned in a plan year that is less than two years prior to the plan year elected for distribution. In the event of death prior to commencement of distribution from either the retirement distribution account or the in-service distribution account, benefits under the plan shall be payable to a participant’s beneficiary either in a lump sum or in the manner elected by the participant at the time the deferral election was made.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS

UPON TERMINATION OR CHANGE IN CONTROL

In January 2009, we entered into an employment agreement with Mr. Foster, which was amended and restated in April 2011.  In June 2010, we entered into an amended and restated employment agreement with Mr. Martin.  In January 2011, we entered into an amended and restated employment agreement with Mr. Marr, which we agreed to modify on February 20, 2013, effective upon his becoming our President and Chief Executive Officer on December 31, 2013.  We ultimately entered into a modified agreement with Mr. Marr on January 24, 2014.  These agreements require us to provide compensation to the applicable executive upon termination of his employment in certain circumstances. We describe below these circumstances and the payments and benefits that we would be required to provide. We discuss potential payments upon termination with respect to Mr. Marr, Mr. Martin and Mr. Foster separately below.

Mr. Marr

Termination Without “Cause” or For “Good Reason”

If we terminate Mr. Marr’s employment without “cause” or if Mr. Marr terminates his employment for “good reason,” Mr. Marr will have the right to receive: accrued and unpaid salary and vacation prior to the date of termination; any unpaid bonus for the prior year; a prorated bonus in the year of termination based on the target bonus for that year; reimbursement for expenses incurred but not paid prior to the date of termination; continued medical, prescription and dental benefits for 18 months; and a cash severance payment equal to (A) 2.0 times the sum of (1) his annual salary as of the date of the termination of the new employment agreement, and (2) the average of the sum of the two previous annual bonuses paid to Mr. Marr, if such termination is not within twelve months following a “change of control” (as defined in the 2007 Equity Incentive Plan), or (B) 3.0 times the sum of (1) and (2) described above in (A), if such termination is within twelve months following a “change of control”.  In addition, if the termination is within twelve months of a “change of control”, all equity awards would become fully vested and exercisable, and if the termination is not within twelve months of a “change of control”, all time-vested equity awards would continue to vest on the schedule set forth in the relevant award.

Mr. Marr’s employment agreement defines “cause” as his: conviction for any felony or a misdemeanor involving moral turpitude; commission of an act of fraud, theft or dishonesty related to our business or the business of our affiliates or to his duties; willful and continuing failure or habitual neglect to perform his duties; material violation of confidentiality covenants or his noncompetition agreement; or willful and continuing breach of the employment agreement.

Mr. Marr’s employment agreement defines “good reason” as: a material reduction in the executive’s authority, duties and responsibilities or the assignment to him of duties materially and adversely inconsistent with his position; a material reduction in the executive’s annual salary; our failure to obtain a reasonably satisfactory agreement from any successor to our business to assume and perform the employment agreement; our requirement that the executive’s work location be moved more than 50 miles from our office where the executive works effective as of the date of the employment agreement unless the executive’s new work location would be closer to his primary residence; our failure to adopt a separation or severance plan applicable to Mr. Marr no later than October 1, 2016; or our material and willful breach of the employment agreement.

Mr. Marr is not entitled to receive any excise tax gross-up payments upon a change in control.  However, any payments to Mr. Marr that constitute “parachute payments” within the meaning of Section 280G of the Code, may be paid in full or reduced to the minimum extent necessary to ensure no portion of such payment is subject to excise tax (such reduction to be made by the Compensation Committee in its sole discretion consistent with Section 409A of the Code).

Termination For “Cause” or Without “Good Reason”

If we terminated or terminate Mr. Marr’s employment for “cause,” or if he voluntarily terminated or terminates his employment without “good reason,” both terms having the definitions listed above, as applicable, Mr. Marr would have no right to receive any compensation or benefits under the prior employment agreement or new employment agreement, as applicable, on or after the effective date of termination, other than any accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination, but excluding any bonus to which the executive would have been entitled.

Termination Upon Death or Disability

In the event Mr. Marr’s employment was or is terminated for disability or death, he or the beneficiaries of his estate would receive any accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination; any unpaid bonus for the prior year; and a prorated bonus in the year of termination based on the target bonus for that year; and all equity awards would become fully vested and exercisable.

Nonrenewal

Mr. Marr’s employment agreement does not provide for any payments to Mr. Marr upon an election not to renew his employment agreement.

Mr. Martin

Termination Without “Cause” or For “Good Reason”

If we terminate Mr. Martin’s employment without “cause” or if Mr. Martin terminates his employment for “good reason,” Mr. Martin will have the right to receive: accrued and unpaid salary and vacation prior to the date of termination; any unpaid bonus for the prior year; a prorated bonus in the year of termination based on the target bonus for that year; reimbursement for expenses incurred but not paid prior to the date of termination; continued medical, prescription and dental benefits for 18 months; and a cash severance payment equal to 2.99 times the sum of (1) his annual salary as of the date of the termination of the employment agreement, and (2) the average of the sum of the two previous annual bonuses. In addition, all equity awards would become fully vested and exercisable on the effective date of their respective terminations.

Mr. Martin’s employment agreement defines “cause” as Mr. Martin’s conviction for any felony or a misdemeanor involving moral turpitude; commission of an act of fraud, theft or dishonesty related to our business or the business of our affiliates or to his duties; willful and continuing failure or habitual neglect to perform his duties; material violation of confidentiality covenants or his noncompetition agreement; or willful and continuing breach of such employment agreement by Mr. Martin.

Mr. Martin’s employment agreement defines “good reason” as a material reduction in Mr. Martin’s authority, duties and responsibilities or the assignment to Mr. Martin of duties materially and adversely inconsistent with his position; a material reduction in Mr. Martin’s annual salary; our failure to obtain a reasonably satisfactory agreement from any successor to our business to assume and perform the employment agreement; our requirement that Mr. Martin’s work location be moved more than 50 miles from our office where Mr. Martin works effective as of the date of the employment agreement unless Mr. Martin’s new work location would be closer to his primary residence; or our material and willful breach of the employment agreement.

Mr. Martin is not entitled to receive any excise tax gross-up payments upon a change in control.

Termination For “Cause” or Without “Good Reason”

If we terminate Mr. Martin’s employment for “cause,” or if Mr. Martin voluntarily terminates his employment without “good reason,” both terms having the definitions listed above, Mr. Martin will have no right to receive any compensation or benefits under his employment agreement on or after the effective date of termination, other than any accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination, but excluding any bonus to which Mr. Martin would have been entitled.

Termination Upon Death or Disability

In the event Mr. Martin’s employment is terminated for disability or death, he or, in the event of his death, the beneficiaries of his estate, will receive accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination; any unpaid bonus for the prior year; and a pro rated bonus in the year of termination based on the target bonus for that year; and all equity awards will become fully vested and exercisable.

Nonrenewal

If we elect not to renew Mr. Martin’s employment agreement, he will have the right to receive a cash severance payment equal to one times the sum of (1) his annual salary as of the date of expiration of the term of the employment agreement, and (2) the average of the sum of the two previous annual bonuses paid to Mr. Martin pursuant to a bonus plan established by the Compensation Committee.

Mr. Foster

Termination Without “Cause” or For “Good Reason”

Under the employment letter agreement with Mr. Foster, if we terminate Mr. Foster’s employment without “cause” or if Mr. Foster terminates his employment for “good reason” other than within one year following a change in control, Mr. Foster will have the right to receive accrued and unpaid salary and vacation prior to the date of termination; any unpaid bonus for the prior year; reimbursement for expenses incurred but not paid prior to the date of termination; an allowance for the use of an automobile and medical, prescription and dental benefits for 18 months; and a cash severance payment equal to 1.20 times the sum of (1) his annual salary as of the date of the termination of the employment letter agreement, and (2) the average of the sum of the two previous annual bonuses paid to Mr. Foster pursuant to a bonus plan established by the Compensation Committee.

Under the employment letter agreement with Mr. Foster, if within one year following a change in control we terminate Mr. Foster’s employment without “cause” or if Mr. Foster terminates his employment for “good reason,” Mr. Foster will have the right to receive accrued and unpaid salary and vacation prior to the date of termination; any unpaid bonus for the prior year; a prorated bonus in the year of termination based on the target bonus for that year; reimbursement for expenses incurred but not paid prior to the date of termination; medical, prescription and dental benefits for 18 months; and a cash severance payment equal to 2.99 times the sum of (1) his annual salary as of the date of the termination of the employment letter agreement, and (2) the average of the sum of the two previous annual bonuses paid to Mr. Foster pursuant to a bonus plan established by the Compensation Committee. In addition, all grants and awards of equity (and any accrued dividends or distributions thereon) held by Mr. Foster shall become fully vested and exercisable on the effective date of his termination.

The terms “cause” and “good reason” have substantially similar meanings as set forth above under “— Termination Without Cause or For Good Reason” with respect to Mr. Marr. The term “change in control” has the meaning given to it in the Company’s 2007 Equity Incentive Plan.

Mr. Foster is not entitled to receive any excise tax gross-up payments upon a change in control.

Termination For “Cause” or Without “Good Reason”

If we terminate Mr. Foster’s employment for “cause,” or if he voluntarily terminates his employment without “good reason,” both terms having the definitions listed above, Mr. Foster will have no right to receive any compensation or benefits under the employment letter agreement on or after the effective date of termination, other than any accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination, but excluding any bonus to which the executive would have been entitled.

Termination Upon Death or Disability

In the event Mr. Foster’s employment is terminated for disability or death, he or the beneficiaries of his estate would receive any accrued and unpaid salary and vacation prior to the date of termination; reimbursement for any expenses incurred but not paid prior to the date of termination; any unpaid bonus for the prior year; a prorated bonus in the year of termination based on the target bonus for that year; and all equity awards would become fully vested and exercisable.

Payments Upon Termination or Change in Control Table for 2015

The following table includes an estimate of the potential payments and benefits to which our Named Executive Officers would be entitled upon termination of employment in each of the circumstances described above. Except as otherwise set forth above, these payments would be made in a lump sum following termination. In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

•                                          The date of termination is December 31, 2015 and the closing price of our common shares on that date is $30.62;

•                                          The annual salary at the time of termination is equal to the base salaries that were in effect as of December 31, 2015 for each executive as follows: C. P. Marr, $600,000; T. M. Martin, $390,000; and J. P. Foster, $322,000;

•                                          For purposes of the cash severance payment calculation for Messrs. Marr, Martin, and Foster the bonus is equal to the average of the last two years’ annual incentive bonuses paid to each of Messrs. Marr, Martin, and Foster as follows: C. P. Marr, $1,096,875; T. M. Martin, $578,419; and J. P. Foster $447,037;

•                                          The value of restricted shares and performance units that vest upon termination is based on the closing price of our common shares of $30.62 on December 31, 2015;

•                                          The stock options that vest upon termination are valued at the difference between the strike price of the stock option and the market value of our common shares on December 31, 2015;

•                                          Four weeks of vacation are unused, accrued and unpaid;

•                                          There is no unpaid bonus for the prior year;

•                                          There is no accrued and unpaid salary;

•                                          There is no unpaid reimbursement for expenses incurred prior to the date of termination;

•                                          Our cost for continued medical, prescription and dental benefits is constant over the benefit period and is provided for 18 months at a cost of $2,675.47 per month; and

•                                          Our cost for Mr. Foster’s continued use of an automobile for 18 months is constant over the benefit period and is provided at a cost of $1,083.25 per month.

Name	Change in Control (1)	Without Cause; For Good Reason	Death or Disability	Nonrenewal	For Cause; Without Good Reason
C. P. Marr	$9,294,669	$9,294,669	$4,155,885	—	$50,000
T. M. Martin	$4,998,133	$4,998,133	$2,054,402	$1,000,919	$32,500
J. P. Foster	$3,883,978	$1,521,769	$1,031,963	—	$26,833

(1)                   Amounts shown in this column represent the amount payable upon the termination of employment on December 31, 2015, if such termination were due to a change in control as set forth in the applicable employment agreement for each named executive officer.

Other Terms of the Employment Agreements

Pursuant to the employment agreements, each of Messrs. Foster, Marr and Martin are eligible to participate in any bonus plan established by the Compensation Committee for executive officers, may participate in any group life, hospitalization, disability, health, pension, profit sharing and other benefit plans we adopt with respect to our comparable senior level executives. Each of our named executive officers is provided use of a company car or an automobile allowance.

Non-Compete Agreements

In addition to the employment agreements, our named executive officers (other than Mr. Foster) entered into noncompetition agreements with us. The noncompetition agreements contain covenants not to compete for a period that is the longer of either the three-year period that began as of the date of the noncompetition agreement or the period of the executive’s service with us or any of our direct or indirect subsidiaries plus an additional year. The noncompetition agreements provide that each of the executives will not directly or indirectly engage in any business involving self-storage facility development, construction, acquisition or operation or own any interests in any self-storage facilities, in each case in the United States of America, other than direct or indirect ownership by the executive of up to five percent of the outstanding equity interests of any public company. The noncompetition agreements also contain non-solicitation covenants that apply to employees and independent contractors. The non-solicitation covenant lasts for a period that is the longer of either the three-year period that began as of the date of the noncompetition agreement or the period of the executive’s service with us or our direct or indirect subsidiaries plus an additional two-years.

Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	2,421,944	(1)	$13.07	(2)	1,502,143
Equity compensation plans not approved by shareholders	—		—		—
Total	2,421,944		$13.07		1,502,143

(1)                   Excludes 484,703 shares subject to outstanding restricted share awards.

(2)                   This number reflects the weighted-average exercise price of outstanding options and has been calculated exclusive of outstanding restricted share awards.

SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the amount of common shares beneficially owned and the percentage of ownership by each of our Trustees and nominees to serve as Trustees, each of our named executive officers, and our Trustees and executive officers as a group. The number of shares and percentage of ownership is based on 176,599,321 common shares outstanding on March 15, 2016. In general, “beneficial ownership” includes those common shares that a Trustee or executive officer has the power to vote or transfer, and options that are exercisable currently or that become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all the common shares listed opposite his or her name. The address of each person listed below is c/o CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355.

Name	Common Shares (2)	Options Currently Exercisable or Exercisable within 60 Days	Percent of Class (3)
Trustees
W. M. Diefenderfer III (1)	153,848	—	*
P. Bussani	36,613	—	*
M. M. Keler	81,856	—	*
J. F. Remondi	45,616	—	*
J. F. Rogatz	25,761	—	*
J. W. Fain	14,554	—	*
D.R. Salzberg	8,894	—	*
Named Executive Officers
C. P. Marr	288,274	663,066	*
T. M. Martin	143,092	366,076	*
J. P. Foster	89,544	84,325	*
Trustees and Executive Officers as a group (10 persons)	888,052	1,113,467	1.13%

*                           Less than 1% of the outstanding common shares.

(1)                   Common shares include 5,729 deferred shares held in the CubeSmart Trust Deferred Trustees Plan for the benefit of W. M. Diefenderfer that are issuable to him after he ceases to serve as a Trustee of the Company. W. M. Diefenderfer does not have voting rights with respect to these deferred shares, but his account is credited with dividend equivalents that are payable in common shares.

(2)                   This column does not include the following phantom shares held by the Trustees and named executive officers in deferred compensation plans of the Company, which are payable in cash after the Trustee or named executive officer ceases service with the Company.

Name	Phantom Shares
W. M. Diefenderfer III	12,512
C. P. Marr	3,898
T. M. Martin	15,019

(3)                   Shares issuable pursuant to the CubeSmart Deferred Trustees Plan and shares issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 15, 2016 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

None of our Trustees or named executive officers owns any 7.75% Series A Cumulative Redeemable Preferred Shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following persons are known by us to be the beneficial owners of more than 5% of our outstanding common shares. Unless otherwise indicated, the following information is as of March 15, 2016 and is based solely upon information set forth in Schedules 13D and 13G filed by such persons with the Securities and Exchange Commission.

Name	Common Shares	Percent of Class
The Vanguard Group, Inc. (1)	24,517,815	13.88%
Cohen & Steers, Inc. (2)	23,333,388	13.21%
BlackRock, Inc. (3)	13,852,448	7.84%
Vanguard Specialized Funds, Inc. (4)	12,188,510	6.90%

(1)                     Based on information provided by The Vanguard Group- 23-1945930 (“Vanguard”) in a Schedule 13G/A filed with the SEC on February 10, 2016.  Vanguard has sole voting power with respect to 591,959 of these shares, sole dispositive power with respect to 24,040,712 of these shares and shared dispositive power with respect to 477,103 of these shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(2)                     Based on information provided by Cohen & Steers, Inc. (“C&S”) in a Schedule 13G/A filed with the SEC on February 16, 2016.  C&S, through of its control of Cohen & Steers Capital Management, Inc. and Cohen & Steers UK Limited, has sole voting power with respect to 15,021,677 of these shares and sole dispositive power with respect to all of these shares. The address of C&S is 280 Park Avenue, 10th Floor, New York, NY 10017.

(3)                     Based on information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G/A filed with the SEC on January 26, 2016.  BlackRock has sole voting power with respect to 13,447,710 of these shares, and sole dispositive power with respect to all of these shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)                     Based on information provided by Vanguard Specialized Funds Vanguard REIT Index - 23-2834924 (“VSF”) in a Schedule 13G/A filed with the SEC on February 9, 2016. VSF has sole voting power with respect to all of these shares. The address for VSF is 100 Vanguard Blvd., Malvern, PA 19355.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Trustees and executive officers, and holders of more than 10% of any class of our equity securities registered under Section 12 of the Exchange Act, to file with the SEC reports about their ownership of our equity securities. Such Trustees, officers and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We generally assist current Trustees and executive officers in filing these reports based on information obtained from them and from our records.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2015 all Section 16(a) filing requirements were satisfied on a timely basis.

AUDIT COMMITTEE MATTERS

Audit Committee Report

One of the principal purposes of the Audit Committee is to assist the Board of Trustees in the oversight of the integrity of our financial statements. Our management team has the primary responsibility for our financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. For fiscal year 2015, KPMG LLP, our independent registered public accounting firm, audited the annual financial statements in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) prepared by management and expressed an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements for the year ended December 31, 2015 with our management. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee also is responsible for assisting the Board of Trustees in the oversight of the qualification, independence and performance of KPMG LLP. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by KPMG LLP are compatible with maintaining the independence of the independent registered public accounting firm from us.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Trustees that our audited consolidated financial statements for fiscal year 2015 be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Respectfully submitted, The Audit Committee of the Board of Trustees Jeffrey F. Rogatz (Chairman) Deborah R. Salzberg John W. Fain Marianne M. Keler John F. Remondi

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

Fees Paid to Our Independent Registered Public Accounting Firm

The following table summarizes the fees billed by KPMG LLP for services rendered during, or in connection with, our 2015 and 2014 fiscal years.

	2015	2014
Audit Fees	$730,000	$720,000
Audit-Related Fees (1)	$200,000	$180,000
Tax Fees (2)	$235,500	$221,752
All Other Fees	—	—
Total	$1,165,000	$1,121,752

(1)                   Audit-Related Fees for 2015 and 2014 include fees to review various registration statements and other agreements and for the issuance of comfort letters.

(2)                   Tax fees for 2015 and 2014 related to tax consulting services.

All audit and permissible non-audit services provided by KPMG LLP to us were approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence from us.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to us. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which is annually reviewed and reassessed by the Audit Committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $200,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (a) the type of services covered by the engagement, (b) the dates the engagement is scheduled to commence and terminate, (c) the estimated fees payable by us pursuant to the engagement, (d) other material terms of the engagement, and (e) such other information as the Audit Committee may request.

PROPOSAL 2:

AMENDMENT AND RESTATEMENT OF OUR 2007 EQUITY INCENTIVE PLAN

Introduction

The CubeSmart 2007 Equity Incentive Plan f/k/a the U-Store-It-Trust 2007 Equity Incentive Plan (the “Plan”) was most recently approved by our shareholders, following adoption by our Board, on June 2, 2010.  The Plan was originally approved by our shareholders, following adoption by our Board on May 8, 2007.  The Plan allows us to offer incentives to attract, retain and reward our employees, contractors and trustees. The Board also believes that the Plan enhances the focus of our employees and trustees on our long-term goals and objectives, and promotes a shared interest with our shareholders of increasing shareholder value.

Our Board has adopted, subject to shareholder approval, an amendment and restatement of the Plan (the “Restated Plan”).  As described below, the Restated Plan differs in a number of respects from the Plan, as most recently adopted.  However, the primary purpose of the amendments in the Restated Plan is to increase the number of common shares available for award under the Plan by adding 4,500,000 shares.  The amendments to the Restated Plan also eliminate the “Fungible Units” methodology for computing the maximum aggregate number of common shares available for issuance under the Plan.

As of March 15, 2016: (i) 996,369 common shares remained available for future awards under the Plan; (ii) 501,971 unvested restricted share awards were outstanding under the Plan; and (iii) 1,942,755 common shares were subject to outstanding options under the Plan (with the outstanding options having a weighted average exercise price of $12.85 per share and a weighted average term to maturity of 5.64 years).  Certain unvested restricted share awards and outstanding options are outstanding under our shareholder-approved 2004 Equity Incentive Plan, which Plan expired by its terms on October 19, 2014.  As of March 15, 2016: (i) no common shares remained available for future awards under the 2004 Equity Incentive Plan; (ii) 17,578 unvested restricted share awards were outstanding under the 2004 Equity Incentive Plan; and (iii) 362,212 common shares were subject to outstanding options under the 2004 Equity Incentive Plan (with the outstanding options having a weighted average exercise price of $20.06 per share and a weighted average term to maturity of 1.11 years).  Options or other issuances outstanding or available for issuance under the 2004 Equity Incentive Plan will not be affected by the adoption of the Restated Plan.

As stated above, if Proposal 2 is approved, 4,500,000 additional shares would be made available for award under the Restated Plan.  As a result, these additional shares, together with the 996,369 shares that currently remain available for future awards under the Plan plus any common shares restored to availability upon expiration or forfeiture of currently outstanding options or restricted share awards, as described above, would constitute the “Aggregate Share Reserve.”  If Proposal 2 is approved we will have received, since the inception of the Plan, approval to grant, in the aggregate, 13,000,000 shares under the Plan.

The Restated Plan would provide that any common shares made the subject of awards under the Plan will count against the Aggregate Share Reserve as one (1) unit.  The Aggregate Share Reserve and the computation of the number of common shares available for issuance would be subject to adjustment upon certain corporate transactions or events, as specified in the Restated Plan, including share splits, reverse share splits and recapitalizations.  The number of shares counted against the Aggregate Share Reserve includes the full number of shares subject to the award, and is not reduced in the event shares are withheld to fund withholding tax obligations, or, in the case of options and share appreciation rights, where shares are applied to pay the exercise price.

If an option or other award granted under the Restated Plan expires, is forfeited or otherwise terminates, the common shares subject to any portion of the award that expires, is forfeited or that otherwise terminates, as the case may be, will again become available for the issuance under the Restated Plan.

Subject to adjustment upon certain corporate transactions or events, a participant (other than a non-employee trustee) may not receive awards, as described above in any one calendar year covering more than 1,000,000 shares.  Thus, under this provision, as many as 1,000,000 shares can be the subject of option grants to any one person in any year.  Subject to adjustment upon certain corporate transactions or events, a non-employee trustee may not receive awards, as described above in any one calendar year covering more than 250,000 shares.  Any awards made prior to approval of Proposal 2 would not be taken into account for purposes of the annual limits included in the Restated Plan.

The Plan provides that awards may not be made under the Plan after June 2, 2020, the tenth (10th) anniversary of the date of shareholder approval of the prior Restated Plan.  Approval of Proposal 2 at the meeting will extend this date to June 1, 2026.

Common shares distributed under our Restated Plan may be treasury shares or authorized but unissued shares.

We intend to register the additional common shares that would be available for awards under the Restated Plan on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving shareholder approval of the increase.

As of March 15, 2016, 176,599,321 common shares were outstanding and an additional 2,159,650 common shares were issuable upon exchange or conversion of outstanding units in our operating partnership.  The closing price of our common shares on the New York Stock Exchange on March 15, 2016 was $31.60.

When deciding on the number of shares to be available for awards under the Restated Plan, the Board considered a number of factors, including the number of shares currently available under the Plan, our past share usage (“burn rate”), the number of shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with our equity award practices, and input from our shareholders and shareholder advisory firms.

Dilution Analysis

As of March 15, 2016, the Company’s capital structure consisted of 176,599,321 shares of common stock outstanding.  As described above, 996,369 shares remain available for grant of awards under the Restated Plan as of March 15, 2016. The proposed share authorization is a request for 4,500,000 additional shares to be available for awards under the Restated Plan.  The table below shows our potential dilution (referred to as “overhang”) levels based on our fully diluted shares of common stock and our request for 4,500,000 additional shares to be available for awards under the Restated Plan.  The additional 4,500,000 shares represent 2.43% of fully diluted shares of Company common stock, including all shares that will be authorized under the Restated Plan, as described in the table below.  The Board believes that the increase in shares of common stock under the Restated Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity awards, and that equity awards are an important component of our equity compensation program.

	Share Allocation:	Voting Power Dilution*:
Additional Shares:	4,500,000	2.43%
Available Shares:	996,369	0.54%
Outstanding Shares:	2,824,516	1.53%
Total Shares:	8,320,885	4.50%

* Based on 176,599,321 Common Shares Outstanding as of March 15, 2016.

The fully diluted shares in the foregoing table consist of the shares outstanding as of March 15, 2016 plus the total potential overhang under the Restated Plan (and all predecessor employee and non-employee trustee equity compensation plans).  The outstanding full value awards in the foregoing table are measured at target for the outstanding performance-based awards.  Certain performance-based awards can be paid at 0% to 200% of target.  All dividend equivalent rights are paid in shares.

Based on our current equity award practices, the Board estimates that the authorized shares under the Restated Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately 6 years, in amounts determined appropriate by the Board, which will administer the Restated Plan (as discussed below).  This is only an estimate, and circumstances could cause the Aggregate Share Reserve to be used more quickly or more slowly.  These circumstances include, but are not limited to, the future price of our common shares, the mix of cash, stock options and full value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.

Burn Rate

The table below sets forth the following information regarding the awards granted under the Restated Plan and all predecessor employee and non-employee trustee equity compensation plans of ours:  (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years.  The burn rate for a year has been calculated as follows:

Year	Options Granted	Full-Value Shares Granted	Total Granted*	Weighted Average # of Common Shares Outstanding	Burn Rate
2015	202,485	114,883	547,134	168,640,000	0.32%
2014	223,590	194,495	807,075	149,107,000	0.54%
2013	182,297	219,338	840,311	135,191,000	0.62%

* One Full-Value Award is valued at three option shares for purposes of calculating the Company’s burn rate.

The burn rate means that we used an annual average of 0.49% of the weighted average shares outstanding for awards granted (or in the case of performance awards, earned) over the past three years under the Restated Plan (and all predecessor employee and non-employee director equity compensation plans).

In the opinion of our Compensation Committee and Board, an increase in the number of shares available for awards is necessary as a part of our continuing commitment to attract, retain and reward our employees, contractors and trustees and to promote a shared interest with our shareholders of increasing shareholder value.

The following is a brief description of the Restated Plan.  The full text of the Restated Plan is included in this proxy statement as Appendix A and the following description is qualified in its entirety by reference to Appendix A.

General

Administration.  The Restated Plan shall be administered by the Board of Trustees (our “Board”) unless the Board delegates all or a portion of its responsibilities to the Compensation Committee. References in this summary to the Board should be deemed to refer to the Compensation Committee to the extent the Board delegates authority to the Compensation Committee. Designations, determinations, interpretations and other decisions with respect to the Restated Plan by the Board shall be final, conclusive and binding upon all persons, including the Company, any subsidiary or affiliate and any participant. Grants may be made under the Restated Plan with such terms and conditions, not inconsistent with the Restated Plan, as may be imposed by the Board. The Board has wide discretion and flexibility to administer the Restated Plan in the manner it determines is in our best interests. For example: (a) awards may be made in various combinations and subject to various conditions, restrictions and limitations; (b) the terms and conditions of awards need not be the same with respect to each participant; (c) the Board may determine the terms and conditions that shall apply to any award upon a participant’s death, disability or retirement or upon a termination of employment; and (d) subject to the terms of the Plan, the Board may provide for the acceleration of vesting of any award in the event of a change in control in the Company. These examples are for illustrative purposes only and do not purport to constitute an exclusive or comprehensive identification of the manner in which the Board may exercise its broad authority in administering the Restated Plan.

Participants.  Persons eligible to participate in the Restated Plan include our employees or employees of any of our subsidiaries or affiliates, including our executive officers, our consultants, and our trustees. Currently, we have approximately 1,900 employees, including three executive officers, and seven independent trustees who will be eligible participants. The Board has full power and authority in its discretion to designate those persons who will receive awards under the Restated Plan.

Benefits to be Received.  Because persons to whom awards may be made are to be determined from time to time by the Board or our Compensation Committee in its discretion, it is not possible at this time to indicate the precise number, name or positions of persons who will receive future awards or the nature and terms of future awards.

Share Limitations.  The aggregate maximum number of our common shares that may be issued under the Restated Plan (taking into account awards since inception of the Plan in 2007) is 13,000,000.  The maximum number of shares underlying awards that may be granted to an individual participant during any calendar year (excluding any awards made prior to June 1, 2016) is 1,000,000. Each of these limitations is subject to adjustments that may be made in the event of certain changes in our capital structure, such as a dividend or other distribution, share split or reorganization.  Common shares that relate to grants that expire, are forfeited or otherwise terminate will again be available for grant.

Common shares that are deliverable under the Restated Plan may consist of authorized and unissued common shares or of treasury shares.

Types of Awards

The Restated Plan permits the grant of the following awards:

•                  Stock options, both incentive stock options and nonqualified stock options

•                  share appreciation rights

•                  restricted shares and restricted share units

•                  performance awards

•                  other share-based awards

•                  non-employee trustee awards

The Board, in its sole discretion, may grant awards alone, in addition to, or in any combination with any other award granted under the Restated Plan.

Stock Options and Share Appreciation Rights.  The Board may award both incentive stock options and nonqualified stock options under the Restated Plan. The Restated Plan requires that the purchase price for stock options or share appreciation rights equal at least one hundred percent of the fair market value of our common shares on the date of grant. Subject to the terms of the Plan, stock options or share appreciation rights will be exercisable at such time or times as determined by the Board. Options granted as incentive stock options must also comply with Section 422(d) of the Internal Revenue Code, as from time to time amended, and any regulations implementing such statute. Share appreciation rights may be awarded with or without a related stock option. A share appreciation right entitles the holder to receive, with respect to each common share subject to the exercise, an amount determined by the Board and specified in an award agreement. In the absence of such determination, the holder shall be entitled to receive, with respect to each common share subject to the exercise, a payment equal to the difference between the fair market value on the date of exercise and the fair market value of such shares on the date of grant.

Payment of the purchase price of stock options and share appreciation rights may be made in cash or cash equivalents, or, at the discretion of the Board, by transfer of common shares that have been held by the participant for at least six months. Subject to applicable securities laws, a stock option may also be exercised by delivering a notice of exercise of the stock option and simultaneously selling the common shares pursuant to a brokerage or similar agreement, using the proceeds of such sale as payment of the purchase price for the stock option. If a stock option or any portion thereof is exercised, the shares issued upon exercise will not be available for future awards. Until the shares subject to a stock option exercise are delivered to a participant, the participant has no rights as a shareholder with respect to such common shares.

Notwithstanding the foregoing, no portion of stock options or share appreciation rights shall vest over a period that is not less than one year from the date of grant.  An award agreement may provide for accelerated vesting without regard to the minimum vesting period in connection with a participant’s death or disability, or in the event of (i) a change in control of us or one of our subsidiaries or (ii) in the event of certain changes in our capital structure, such as a dividend or other distribution, share split or reorganization.  In addition, up to five percent of the shares subject to the Aggregate Share Reserve, which may include, without limitation, awards to non-employee trustees of the Board, may be subject to awards that are not subject to the foregoing vesting restriction.

Restricted Shares and Restricted Share Units.  The holder of restricted shares will own common shares subject to restrictions imposed by the Board, including performance or other conditions, and subject to forfeiture if the holder does not satisfy certain requirements, including, for example, remaining in continuous employment with us for a specific period of time. Unless otherwise provided in the award agreement, the grantee shall have the right to vote the restricted shares, and may have the right to receive dividends prior to the lapsing of transfer restrictions. The grantee shall not be entitled to delivery of the share certificate until the transfer restrictions lapse, after which a share certificate for the appropriate number of common shares, free of the restrictions and restrictive legend, shall be delivered to the participant. The holder of restricted share units shall have the right, subject to any restrictions imposed by the Board, to receive a cash payment equal to the fair market value of those shares at some future date determined by the Board, or to receive common shares, other securities or other property, as the Board shall determine in its sole discretion. The award agreement will specify whether a participant will be entitled to receive dividend rights on the vested and unvested restricted share units.

Except as otherwise determined by the Board, the restricted shares and restricted share units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the restricted period or until after the fulfillment of any other restrictive conditions, and all of the restricted shares that have not vested shall be forfeited and all rights of the grantee to such restricted shares shall terminate unless the grantee remains in our continuous employment for the duration of the restricted period. Subject to the terms of the Plan, the Board may, in its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted share and restricted share units.

Notwithstanding the foregoing, no portion of restricted share and restricted unit awards will vest over a period that is not less than one year from the date of grant.  An award agreement may provide for accelerated vesting without regard to the minimum vesting period in connection with a participant’s death or disability, or in the event of (i) a change in control of us or one of our subsidiaries or (ii) in the event of certain changes in our capital structure, such as a dividend or other distribution, share split or reorganization.  In addition, up to five percent of the shares subject to the Aggregate Share Reserve, which may include, without limitation, awards to non-employee trustees of the Board, may be subject to awards that are not subject to the foregoing vesting restriction.

Performance Awards.  Performance awards may be denominated in cash or shares, including restricted shares and restricted share units, shall be valued in accordance with the achievement of performance goals during a specified performance period, and payable at such time and in such form as specified, each as determined by the Board.  With respect to performance awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, the maximum amount of all performance awards that may be settled in cash in any year is $2,000,000.  In addition, with respect to such performance awards, the performance awards may be based solely upon the attainment of performance targets related to one or more of the following financial performance measures or any combination thereof: (i) funds from operations or adjusted funds from operations; (ii) earnings before income tax expense, interest expense, and depreciation and amortization expense (EBITDA); (iii) earnings before income taxes; (iv) operating expense; (v) operating income or profit; (vi) operating efficiencies; (vii) return on equity, assets, capital, capital employed or investment; (viii) net income; (ix) earnings per share; (x) utilization; (xi) gross profit; (xii) share price or total shareholder return; (xiii) net asset growth; (xiv) return on assets; (xv) net earnings; (xvi) operating earnings; (xvii) unit volume; (xviii) sales or market share; (xix) debt reduction; or (xx) strategic business objectives, consisting of one or more objectives based on meeting specified revenue goals, cost targets, market penetration goals, business expansion goals and goals relating to acquisitions or divestitures, targeted financing or capital market objectives or any combination thereof. The Board may adjust any evaluation of performance to exclude any of the following events that may occur during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any items that are considered to be of an unusual nature or of a type that indicates infrequency of occurrence or both as described in Accounting Principles Board Opinion No. 30. and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year.

Performance awards are subject to forfeiture in the event of termination of employment prior to the end of any performance period, other than for reasons of death or disability.

The performance criteria will be established by the Board not later than 90 days after commencement of the performance period relating to a specific award intended to comply with Section 162(m) of the Code. Performance goals may be identical for all participants or, at the discretion of the Board, may be different to reflect more appropriate pre-established measures of individual performance. The performance goals established by the Board will include a threshold level of performance below which no award will be payable and a maximum award opportunity for each Participant. Attainment of the performance goals will be determined and certified in writing by the Board prior to payout.

The Board may, in its sole discretion, reduce the performance results upon which awards are based under the Restated Plan to offset any unintended result arising from events not anticipated when the performance goals were established. In addition, notwithstanding the attainment of performance goals for the Company as a whole, awards for an individual participant may be denied or adjusted downward by the Board in its sole discretion and judgment, based on its assessment of the participant’s performance.

The Board may make adjustments in the method of calculating attainment of the performance goals in recognition of: (a) items that are considered to be of an unusual nature or of a type that indicates infrequency of occurrence or both; (b) changes in the tax laws; (c) changes in generally-accepted accounting principles or accounting policies; (d) charges related to restructured or discontinued operations; (e) restatement of prior period financial results; and (f) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements.  The Board may not waive restrictions applicable to awards that are intended to meet the requirements of Section 162(m).

Other Share-Based Awards.  Under the Restated Plan, the Board may also, at its discretion, grant an award of common shares or an award denominated or payable in, valued in whole or in part by reference to, or based upon, our common shares. The terms and conditions of such grants, including any performance-related criteria or other restrictions on payout that the Board deems appropriate, will be determined by the Board in its sole discretion.

Non-Employee Trustee Awards.  The Board may provide that all or a portion of trustee compensation be payable in the form of nonqualified stock options, restricted shares, restricted share units and/or other share-based awards, shall determine the terms and conditions of any such awards, and shall have full power and authority in its discretion to administer such awards subject to the terms of the Restated Plan and applicable law.

Change of Control

If we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent of the surviving corporation).

Unless the Award Agreement or a written employment agreement between a participant and us or one of our subsidiaries provides otherwise, if a participant’s employment or service is terminated by us without cause upon or within 12 months following the change in control, the participant’s outstanding awards will become fully vested as of the date of such termination; provided that if the vesting of any such awards is based, in whole or in part, on performance, the applicable award agreement will specify how the portion of the award that becomes vested will be calculated for this purpose.

If and to the extent that outstanding awards are not assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Board may take any of the following actions with respect to any or all outstanding awards, without the consent of any participant: (i) the Board may determine that outstanding stock options and share appreciation rights will automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding restricted share awards, restricted share unit awards, performance awards and other share based awards will immediately lapse; provided that if the vesting of any such awards is based, in whole or in part, on performance, the applicable award agreement will specify how the portion of the award that becomes vested upon a change in control shall be calculated; (ii) the Board may determine that participants will receive a payment in settlement of outstanding restricted share unit awards, performance awards and other share based awards in such amount and form as may be determined by the Board; (iii) the Board may require that participants surrender their outstanding stock options and share appreciation rights in exchange for a payment by us, in cash, shares or common stock of the surviving corporation (or a parent of the surviving corporation) as determined by the Board, in an amount equal to the amount, if any, by which the then per share fair market value of the shares subject to the participant’s unexercised stock options and share appreciation rights exceeds the applicable exercise price, and (iv) after giving participants an opportunity to exercise all of their outstanding stock options and share appreciation rights, the Board may terminate any or all unexercised stock options and share appreciation rights at such time as the Board deems appropriate. Such surrender, termination or payment shall take place as of the date of the change in control or such other date as the Board may specify. Without limiting the foregoing, if the per share fair market value of the shares subject to the participant’s unexercised stock options and share appreciation rights does not exceed the applicable exercise price, we will not be required to make any payment to the participant upon surrender of the stock option or share appreciation right.

Under the Restated Plan, “change in control” means:

•                  Any individual, entity or group, other than us or an employee benefit plan sponsored by us or one of our subsidiaries, becomes the beneficial owner of more than 35% of our voting stock;

•                  As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of our then outstanding securities or any successor company or entity entitled to vote generally in the election of our trustees or such other corporation or entity after such transaction are held in the aggregate by the holders of our securities entitled to vote generally in the election of our trustees immediately prior to such transaction;

•                  during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by our shareholders, of each trustee first elected during such period was approved by a vote of at least two-thirds (2/3rds) of our trustees then still in office who were (a) our trustees at the beginning of any such period, and (b) not initially (1) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a person other than the Board, or (2) designated by a person who has entered into an agreement with the Company to effect a transaction described in the two bullets above or in the two bullets below;

•                  Consummation of a sale of all or substantially all of our assets to any person (other than a transfer to one of our subsidiaries); or

•                  A complete liquidation or dissolution of the company.

Certain Federal Income Tax Consequences

Section 162(m) of the Code specifies that compensation paid in excess of $1 million annually to certain executive officers is not deductible by us for federal income tax purposes, unless certain exceptions apply. One exception provides for the deductibility of performance-based compensation, which has been approved by shareholders. Shareholder approval of the Restated Plan will constitute the shareholder approval required for the federal corporate tax deductibility of grants under the Restated Plan for Section 162(m) purposes.  Income recognized on the exercise of stock options and share appreciation rights will be treated as performance-based compensation.  Income recognized with respect to restricted share, restricted share units and other performance awards will be treated as performance-based compensation if the vesting of the award is conditioned on a performance condition other than the passage of time and the award meets certain other requirements.

Under the Code, a participant receiving a stock option does not realize income upon the grant of the option. However, a participant will realize income at the time of exercise (except for options that are incentive stock options) in the amount of the difference between the option price and the fair market value on the date of exercise. Under the Code, we are entitled to a deduction equal to the amount of such income, at the time such income is realized by the participant. In the case of incentive stock options, although no income is realized upon exercise and we are not entitled to a deduction, the difference between the fair market value on the date of exercise and the exercise price is treated by the participant as an item of tax preference for alternative minimum tax purposes. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt (and within two years after the grant of the option), gain or loss realized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition, the participant will realize ordinary income, and we will be entitled to a deduction, equal to the amount of such income.

In the case of freestanding share appreciation rights or tandem share appreciation rights, the participant will not realize any income at the time of grant. Upon the exercise of either a tandem share appreciation right or a freestanding share appreciation right, any cash received and the fair market value on the exercise date of any shares received will constitute ordinary income to the participant. We will be entitled to a deduction in the amount of such income at the time of exercise.

The participant must recognize ordinary income equal to the fair market value of the shares received upon payout of “Other Share-Based Grants,” less any amount paid by the participant, at the first time the shares become transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier. We will be entitled to a deduction in the same amount and at the same time as the participant realizes income.

Grants made under the Restated Plan are subject to applicable tax withholding by us, which may, to the extent permitted by the Board, be satisfied by the withholding of shares deliverable under the Restated Plan.

The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable.  All awards will be construed and administered such that the award either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies the requirements of Section 409A of the Code.  If an award is subject to Section 409A of the Code, (A) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (B) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (3) payments to be made upon a change in control will only be made upon a “change of control event” under Section 409A of the Code, (4) unless an award specifies otherwise, each payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (5) in no event will a participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code.  If required to comply with Section 409A, any award made under the Plan that is subject to Section 409A of the Code and that is to be distributed to a specified employee (within the meaning of Section 409A of the Code) upon separation from service will be administered so that any distribution with respect to such award will be postponed for six months following the date of the participant’s separation from service, if required by Section 409A of the Code.

An award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or shares in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.

Amendment

The Board may amend, alter, suspend, discontinue or terminate the Restated Plan at any time, except that no such action may (a) be made without shareholder approval, to the extent such approval is required by tax or regulatory requirements; (b) increase the maximum number of shares that may be issued other than as provided in the Restated Plan as originally adopted; or (c) permit an option to be granted at an exercise price less than one hundred percent of the fair market value on the date of grant.

In addition, we may not amend the terms of outstanding awards to reduce the exercise price of outstanding stock options or the base amount of outstanding share appreciation rights or to cancel outstanding stock options or share appreciation rights in exchange for cash, other awards, stock options with an exercise price that is less than the exercise price of the original stock options or share appreciation rights with a base amount that is less than the base amount for the original share appreciation rights, without shareholder approval.

Recoupment

All awards under the Plan will be subject to any compensation clawback or recoupment policies that may be applicable to any employee, as in effect from time to time and as approved by the Board.

Vote Required and Recommendation of the Board of Trustees

Approval of an amendment and restatement of our 2007 Equity Incentive Plan requires the affirmative vote of a majority of all votes cast on this proposal.  For purpose of this vote, abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the vote on this proposal.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND AND RESTATE OUR 2007 EQUITY INCENTIVE PLAN.

PROPOSAL 3:

RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2016.

The Board of Trustees asks shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board believes ratification by shareholders is a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders. We expect a representative of KPMG LLP to be present at the annual meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Vote Required and Recommendation of the Board of Trustees

Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the votes cast on the proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal). Abstentions on this proposal are not counted as votes cast and will therefore have no effect on the outcome of the vote on this proposal and uninstructed shares on this proposal held by a bank or broker may be voted in the discretion of the bank or broker and treated as votes cast.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 4:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules, as well as to vote to recommend, also on an advisory basis, the frequency of such votes on executive compensation. Our shareholders voted at the 2011 annual meeting of shareholders to adopt resolutions recommending that such votes on executive compensation be held on an annual basis. As disclosed in a Current Report on Form 8-K filed with the SEC on June 2, 2011, our Board of Trustees adopted the recommendation of our shareholders to hold annual advisory votes to approve our executive compensation. Accordingly, we are providing this vote as recommended by our shareholders and approved by our Board of Trustees.

As described in detail under the heading “Compensation Discussion and Analysis — Executive Compensation” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the Board’s commitment to provide executive compensation programs that conform with generally accepted best pay practices and align our executive compensation structure with our shareholders’ interests. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosures.”

Approval, by an advisory (non-binding) vote, of our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal. Because the say-on-pay vote is advisory, however, it is not binding on the Company, the Compensation Committee or our Board of Trustees. Our Board of Trustees and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

OTHER MATTERS

Other Matters to Come Before the 2016 Annual Meeting

No matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting or any adjournment or postponement thereof, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board of Trustees, or, if no recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2017 Annual Meeting

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than December 15, 2016.

In addition, any shareholder who wishes to propose a nominee to the Board of Trustees or propose any other business to be considered by the shareholders (other than a shareholder proposal for inclusion in our proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from the Secretary of CubeSmart upon request. These notice provisions require that nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders for the 2017 annual meeting must be received no earlier than the close of business on December 15, 2016 and no later than the close of business on January 14, 2017.

In addition, such shareholder’s notice must set forth, as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee:

(1)                       the name, age, business address and residence address of such person,

(2)                       the class and number of shares of beneficial interest of CubeSmart that are beneficially owned or owned of record by such person, the date(s) on which each such security was acquired, and any short interest in any such security (including any opportunity to profit or share in any benefit from any decrease in the price of any such security) held by such person,

(3)                       a description of all direct and indirect compensation and other material relationships during the past three years between or among such shareholder or any person associated with such shareholder, on the one hand, and each proposed nominee, and his or her associates, on the other hand, and

(4)                       all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected);

•                                          as to any other business that the shareholder proposes to bring before the meeting, a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and

•                                          as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1)                       the name and address of such shareholder, as they appear on our share ledger and current name and address, if different, of such beneficial owner,

(2)                       the class and number of shares of each class of beneficial interest of CubeSmart that are owned beneficially and of record by such shareholder and owned beneficially by such beneficial owner, the date(s) on which each such security was acquired, and any short interest in any such security (including any opportunity to profit or share in any benefit from any decrease in the price of any such security) held by such shareholder or any beneficial owner, if any, on whose behalf the proposal is made,

(3)                       a description of any economic interest in or any other right with respect to (including from a third party), any of our shares (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any such securities, including, without limitation, any swaps or other derivative arrangements) held by such shareholder or any beneficial owner on whose behalf the proposal is made,

(4)                       a description of any agreements, arrangements or understandings between or among such shareholder or beneficial owner, on the one hand, and any other persons, on the other hand, in connection with the nomination of any person for election as a Trustee,

(5)                       a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate any person(s) named in its notice or to bring such proper business included in its notice before the annual meeting and whether or not such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares of beneficial interest required to elect the proposed nominee(s) or approve the proposal(s) included in its notice and/or otherwise to solicit proxies from shareholders in support of the election of the proposed nominee(s) or the proposal, and

(6)                       all other information relating to such shareholder that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

Householding of Proxy Materials

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker or bank has sent one copy of our Annual Report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm or bank and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our Annual Report, we will send a copy to you if you address your written request to or call CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, Attention: Secretary (telephone number: 610- 535-5700). If you are receiving multiple copies of our Annual Report and proxy statement, you can request householding by contacting our Secretary in the same manner.

* * * *

By Order of the Board of Trustees

Jeffrey P. Foster
Secretary

Malvern, Pennsylvania
April 14, 2016

Appendix A

AMENDED AND RESTATED

CUBESMART 2007 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED

CUBESMART 2007 EQUITY INCENTIVE PLAN

(As amended and restated effective June 1, 2016)

I.                                        Purpose.  This plan shall be known as the “Amended and Restated CubeSmart 2007 Equity Incentive Plan” (the “Plan”).  The purpose of the Plan is to promote the interests of CubeSmart, a Maryland real estate investment trust (the “Company”), its Subsidiaries and its shareholders by (i) attracting and retaining key officers, employees, and trustees of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders.  With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

II.                                   Definitions.

A.                                    Rules of Construction.  As used in this Plan: (i) unless otherwise specified, all defined terms in the singular shall have comparable meanings when used in the plural and vice-versa; (ii) all pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require; (iii) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” whether or not such phrase is included therein; (iv) unless otherwise specified in the computation of a period of time from a date to a later specified date, the word “from” means “from and including,” and the words “to” and “until” each mean “to but excluding”; and (v) references to all documents, contracts, agreements or instruments shall include any and all supplements and amendments thereto.

B.                                    Definitions.  Subject to the provisions of Section 2(a) above, all initially capitalized words and phrases used in this Plan have the following meanings:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, including U-Store-It, L.P., a Delaware limited partnership in each case as designated by the Board as being a participating employer in the Plan.

“Award” shall mean any Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Performance Award, Other Share-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Board pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Board may establish or that are required by applicable legal requirements.

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award.

“Board” shall mean the Board of Trustees of the Company.

“Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant.  For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.  Any determination of Cause for

1

purposes of the Plan or any Award shall be made by the Board in its sole discretion.  Any such determination shall be final and binding on a Participant.

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

1.                                      any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of Trustees of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);

2.                                      as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the Trustees of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of Trustees of the Company immediately prior to such transaction;

3.                                      during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each Trustee of the Company first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the Trustees of the Company then still in office who were (a) Trustees of the Company at the beginning of any such period, and (b) not initially (1) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board, or (2) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (i) or (ii) above or (iv) or (v) below;

4.                                      a complete liquidation or dissolution of the Company; or

5.                                      the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Committee” shall mean the Compensation Committee of the Board, which shall be composed of not less than two Non-Employee Trustees, at least two of whom shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 promulgated thereunder, and (ii) an Outside Trustee, and each of whom shall be “independent” within the meaning of the listing standards of the New York Stock Exchange.

“Company” shall have the meaning set forth in Section 1 above.

“Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

“Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Board, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Board, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a

2

“covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

“Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price during regular trading hours of the Shares on the New York Stock Exchange, or any other exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price during regular trading hours on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Board in its sole discretion.

“Family Member” shall mean a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the grantee, any person sharing the grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the grantee) control the management of assets, and any other entity in which one or more of these persons (or the grantee) own more than fifty percent (50%) of the voting interests.

“Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 or Section 10 of the Plan and is not intended to be an Incentive Stock Option.

“Non-Employee Trustee” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

“OP Units” shall mean units of limited partnership interest in CubeSmart, L.P. that are exchangeable or convertible into Shares.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

“Other Share-Based Award” shall mean any Award granted under Section 9 or Section 10 of the Plan.

“Outside Trustee” shall mean a Trustee who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax-qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Trustee; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

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“Participant” shall mean any Employee, Trustee, Consultant or other person who receives an Award under the Plan.

“Performance Award” shall mean any Award granted under Section 8 of the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” has the meaning set forth in the Section 1 above.

“Restricted Share” shall mean any Share granted under Section 7 or Section 10 of the Plan.

“Restricted Share Unit” shall mean any unit granted under Section 7 or Section 10 of the Plan.

“Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

“Shares” shall mean shares of the common shares, $0.01 par value, of the Company.

“Share Appreciation Right” or “SAR” shall mean a share appreciation right granted under Section 6 or Section 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the amount determined by the Board and specified in an Award Agreement as the exercise price of such SAR, provided that the exercise price shall not be less than the Fair Market Value on the date of grant.

“Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

“Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

“Trustee” shall mean a member of the Board.

III.                              Administration.

A.                                    The Board.  The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s governing documents and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate for the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s governing documents and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Notwithstanding

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any other provision of the Plan, the Board shall not take any action or make any Awards hereunder that could cause the Company to fail to qualify as a real estate investment trust for Federal income tax purposes.

B.                                    Delegation to Committee.

1.                                      General. The Board may delegate all or part of the administration of the Plan to the Committee. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

2.                                      Section 162(m) and Rule 16b-3 Compliance.  The Board or the Committee shall (A) delegate to a committee of two or more members of the Board who are Outside Directors the authority to grant Awards to eligible persons who are either (1) Covered Officers and are expected to be Covered Officers at the time of recognition of income resulting from such Award or (2) persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (B) delegate to a committee of two or more members of the Board who are Non-Employee Directors the authority to grant Awards to eligible persons who are then subject to Section 16 of the Exchange Act.

C.                                    Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and authority in its discretion to:

1.                                      designate Participants;

2.                                      determine the type or types of Awards to be granted to a Participant;

3.                                      determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards;

4.                                      determine the timing, terms, and conditions of any Award;

5.                                      subject to the terms of the Plan, accelerate the time at which all or any part of an Award may be settled or exercised;

6.                                      determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

7.                                      determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board;

8.                                      interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

9.                                      except to the extent prohibited by Section 6(b), amend or modify the terms of any Award at or after grant with the consent of the holder of the Award;

10.                               establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

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11.                               make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of an Award.

D.                                    Discretion Binding.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

E.                                     Delegation.  Subject to the terms of the Plan, the Board may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Board shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or trustees of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

IV.                               Shares Available For Awards.

A.                                    Shares Available.  Subject to the additional limitation as provided in Section 4(b) and the adjustments as provided in Section 4(c), the total number of Shares subject to Awards granted under the Plan, in the aggregate, shall not exceed 13,000,000 Shares.  The number of Shares set forth in the preceding sentence is comprised of the sum of (i) the 4,500,000 Shares added as of the Restatement Effective Date, plus (ii) any Shares remaining available for issuance under the Plan as of the Restatement Effective Date, plus (iii) any Shares subject to Awards under the Plan as of the Restatement Effective Date that are later forfeited or for any other reason are not payable under the Plan.  The number of Shares taken into account with respect to a Share Appreciation Right shall be the number of Shares underlying the Share Appreciation Rights at grant (i.e., not the final number of Shares delivered upon exercise of the Share Appreciation Rights).  Notwithstanding the foregoing and subject to adjustment as provided in Section 4(c), for any calendar year: (x) no Employee or Consultant may receive Awards in excess of 1,000,000 Shares; and (y) no Non-Employee Trustee may receive Awards in excess of 250,000 Shares.

B.                                    Effect of the Expiration or Termination of Awards; Other Adjustments to Share Pool.

1.                                      Shares that have been granted under the Plan that are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan, and shall be restored to the Share reserve described in Section 4(a) above on a one-for-one basis.

2.                                      If the Company withholds Shares to satisfy tax withholding requirements in connection with the exercise, vesting or payment of an award, other awards may not be granted covering the Shares so withheld to satisfy the tax withholding requirement.  If a Participant exercises an Option covering Shares via the delivery of Shares to pay the option exercise price or a Participant exercises an SAR that is settled in Shares, other awards may not be granted with respect to the total number of Shares with respect to which such exercise applies, including those not delivered because of the net share settlement of the award.

C.                                    Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Board will in an equitable and proportionate manner (and, as applicable, in such manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder and with Section 162(m)) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards

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may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii)  make provision for a cash payment to the holder of an outstanding Award.

D.                                    Substitute Awards.  Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

E.                                     Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

V.                                    Eligibility.  Any Employee, Trustee or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Trustees shall only be eligible to receive Awards granted consistent with Section 10.

VI.                               Stock Options And Share Appreciation Rights.

A.                                    Grant.  Subject to the provisions of the Plan including, without limitation, Section 3(c) above and other applicable legal requirements, the Board shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR.  An Option may be granted with or without a related SAR.  A SAR may be granted with or without a related Option.  The Board shall have the authority to grant Incentive Stock Options, and to grant Non-Qualified Stock Options.  In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.  A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Board shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

B.                                    Price.  The Board in its sole discretion shall establish the Option Price at the time each Option is granted.  Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option.  Notwithstanding the foregoing and except as permitted by the provisions of Section 4(c) and Section 14, the Board shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options.  Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant.

C.                                    Term.  Subject to the Board’s authority under Section 3(a) and the provisions of Section 6(e), each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Board and specified in the Award Agreement.  The Board shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan.  Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

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D.                                    Exercise.

1.                                      Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Board may, in its sole discretion, specify in the applicable Award Agreement or thereafter.  Subject to the terms of the Plan, the Board shall have full and complete authority to determine, subject to Section 6(e), whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Board may determine.  Notwithstanding the foregoing, no portion of Options and SARs shall vest over a period that is not less than one year from the date of grant.  An Award Agreement may provide for accelerated vesting without regard to the minimum vesting period in connection with a Participant’s death or disability, or in the event of (i) a change in control of the Company or one of its Subsidiaries or (ii) a corporate event described in Section 4(c).  In addition, up to five percent of the Shares subject to the aggregate share reserve set forth in Section 4(a), which may include, without limitation, Awards to Non-Employee Trustees, may be subject to Awards that are not subject to the foregoing vesting restriction.

2.                                      The Board may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.  The exercise of any Option granted pursuant to this Plan shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

3.                                      An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Board of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

4.                                      Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Board, (A) by transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Board), valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Board, or (B) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company.  Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes.  Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

5.                                      At the Board’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares.  A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

E.                                     Ten Percent Stock Rule.  Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Incentive Stock Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

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VII.                          Restricted Shares And Restricted Share Units.

A.                                    Grant.

1.                                      Subject to the provisions of the Plan and other applicable legal requirements, the Board shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards.  The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions of this Plan and any additional terms and conditions established by the Board that are consistent with the terms of the Plan.

2.                                      Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Board and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award.  Such agreement shall set forth a period of time during which the Participant must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse.  If the Board so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award.  The Award Agreement may also, in the discretion of the Board, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions.  Subject to the terms of the Plan, the Board may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.  Notwithstanding the foregoing, no portion of Restricted Share and Restricted Unit Awards shall vest over a period that is not less than one year from the date of grant.  An Award Agreement may provide for accelerated vesting without regard to the minimum vesting period in connection with a Participant’s death or disability, or in the event of (i) a change in control of the Company or one of its Subsidiaries or (ii) a corporate event described in Section 4(c).  In addition, up to five percent of the Shares subject to the aggregate share reserve set forth in Section 4(a), which may include, without limitation, Awards to Non-Employee Trustees, may be subject to Awards that are not subject to the foregoing vesting restriction.

B.                                    Delivery of Shares and Transfer Restrictions.  At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant.  Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Board, in its discretion, may determine.  The applicable Award Agreement will specify whether a Participant has the right to receive dividends with respect to the Restricted Shares prior to the lapsing of transfer restrictions. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all other rights of a shareholder with respect to the Restricted Shares, including the right to vote such Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Board at or after grant, all of the Shares shall be forfeited and all rights of the Participant to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met.  Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

C.                                    Termination of Restrictions.  At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by

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the Board, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

D.                                    Payment of Restricted Share Units.  Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share.  Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Board, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.  The applicable Award Agreement will specify whether a Participant will be entitled to receive dividend rights in respect of Restricted Share Units at the time of any payment of dividends to shareholders on Shares.  If the applicable Award Agreement specifies that a Participant will be entitled to receive dividend rights, (i) the amount of any such dividend right shall equal the amount that would be payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Restricted Share Units then credited to the Participant, (ii) any such dividend right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares, and (iii) the applicable Award Agreement will specify whether dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested.  Except as otherwise determined by the Board at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

VIII.                     Performance Awards.

A.                                    Grant.  The Board shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Board, in accordance with the achievement of such performance goals during such performance periods as the Board shall establish, and (iii) payable at such time and in such form as the Board shall determine.

B.                                    Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

C.                                    Payment of Performance Awards.  Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Board, on a deferred basis.  Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made.  A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Board may determine at or after grant.

IX.                               Other Share-Based Awards.  The Board shall have the authority to determine the Participants who shall receive an Other Share-Based Award, which shall consist of any right that is (i) not an Award described in Section 6 or Section 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Board to be consistent with the purposes of the Plan.  Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine the terms and conditions of any such Other Share-Based Award.

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X.                                    Non-Employee Trustee Awards.  The Board may provide that all or a portion of a Non-Employee Trustee’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Trustee) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Share-Based Awards, including unrestricted Shares.  The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Trustee’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.  Subject to applicable legal requirements, the Board may also grant Awards to Non-Employee Trustees pursuant to the terms of the Plan, including any Award described in Section 6, Section 7 or Section 9 above.

XI.                               Provisions Applicable To Covered Officers And Performance Awards.

A.                                    Notwithstanding anything in the Plan to the contrary, unless the Board determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.  Accordingly, unless otherwise determined by the Board, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Board discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Board.

B.                                    The Board may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Board from among the goals specified below.  For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

1.                                      funds from operations or adjusted funds from operations;

2.                                      earnings before income tax expense, interest expense, and depreciation and amortization expense (EBITDA);

3.                                      earnings become income taxes;

4.                                      operating expense;

5.                                      operating income or profit;

6.                                      operating efficiencies;

7.                                      return on equity, assets, capital, capital employed or investment;

8.                                      net income;

9.                                      earnings per share;

10.                               utilization;

11.                               gross profit;

12.                               stock price or total shareholder return;

13.                               asset growth;

14.                               return on assets;

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15.                               net earnings;

16.                               operating earnings;

17.                               unit volume;

18.                               sales or market share;

19.                               debt reduction;

20.                               strategic business objectives, consisting of one or more objectives based on meeting specified revenue goals, cost targets, market penetration goals, business expansion goals and goals relating to acquisitions or divestitures, targeted financing or capital market objectives; or

21.                               any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets.  The Board may appropriately adjust any evaluation of performance under criteria set forth in this Section 11(b) to exclude any of the following events that occurs during a performance period:  (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any items that are considered to be of an unusual nature or of a type that indicates infrequency of occurrence or both as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

C.                                    To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Board shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period.  Following the completion of each performance period, the Board shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period.  In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Board shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Board may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

XII.                          Termination Of Employment.  The Board shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

XIII.                     Change In Control.  Upon the occurrence of a Change in Control:

A.                                    If the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent of the surviving corporation). After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer.

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B.                                    Unless the Award Agreement or a written employment agreement between the Participant and the Company or a Subsidiary provides otherwise, if a Participant’s employment or service is terminated by the Company without Cause upon or within 12 months following the Change in Control, the Participant’s outstanding Awards shall become fully vested as of the date of such termination; provided that if the vesting of any such Awards is based, in whole or in part, on performance, the applicable Award Agreement shall specify how the portion of the Award that becomes vested pursuant to this Section 13(b) shall be calculated.

C.                                    If and to the extent that outstanding Awards are not assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Board may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Board may determine that outstanding Options and Stock Appreciation Rights shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Restricted Share Awards, Restricted Share Unit Awards, Performance Awards and Other Share Based Awards shall immediately lapse; provided that if the vesting of any such Awards is based, in whole or in part, on performance, the applicable Award Agreement shall specify how the portion of the Award that becomes vested pursuant to this Section 13(c) shall be calculated; (ii) the Board may determine that Participants shall receive a payment in settlement of outstanding Restricted Share Unit Awards, Performance Awards and Other Share Based Awards in such amount and form as may be determined by the Board; (iii) the Board may require that Participants surrender their outstanding Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash, Shares or common stock of the surviving corporation (or a parent of the surviving corporation) as determined by the Board, in an amount equal to the amount, if any, by which the then per share Fair Market Value of the Shares subject to the Participant’s unexercised Options and Stock Appreciation Rights exceeds the applicable Exercise Price, and (iv) after giving Participants an opportunity to exercise all of their outstanding Options and Stock Appreciation Rights, the Board may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Board deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Board may specify. Without limiting the foregoing, if the per share Fair Market Value of the Shares subject to the Participant’s unexercised Options and Stock Appreciation Rights does not exceed the applicable Exercise Price, the Company shall not be required to make any payment to the Participant upon surrender of the Option or Stock Appreciation Right.

XIV.                      Amendment And Termination.

A.                                    Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply, and provided further, that no amendment that shall increase the Share Pool shall be effective unless such increase has been approved by the Company’s shareholders as and to the extent required by the listing standards of the New York Stock Exchange.

B.                                    Amendments to Awards.  Subject to the restrictions of Section 6(b), the Board may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

C.                                    Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Board is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for events described in Section 4(c)) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.

D.                                    No Repricing Without Shareholder Approval.  Except as otherwise provided in Section 4(c), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or

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the base amount of outstanding SARs or to cancel outstanding Options or SARs in exchange for cash, other awards, Options with an exercise price that is less than the exercise price of the original Options or SARs with a base amount that is less than the base amount for the original SARs, without shareholder approval.

E.                                     Section 409A Compliance.  The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable.  All Awards shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of Section 409A of the Code or (B) satisfies the requirements of Section 409A of the Code.  If an Award is subject to Section 409A of the Code, (1) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (2) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (3) payments to be made upon a Change in Control shall only be made upon a “change of control event” under Section 409A of the Code, (4) unless an Award specifies otherwise, each payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (5) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code.

F.                                      No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.  Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Board may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

G.                                    Any Award made under the Plan that is subject to Section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A of the Code.  If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period.  If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death.  The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.

H.                                   Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A of the Code.  Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

XV.                           General Provisions.

A.                                    Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.  No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary or appropriate to establish the validity of the transfer.  If authorized in the applicable Award Agreement, a Participant may transfer, “not for value”, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 15(a), a “not for value” transfer is a transfer that is (i) a gift; (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 15(a), any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 15(a) or

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by will or the laws of descent and distribution. Notwithstanding any transfer permitted by this Section 15(a), such Options shall remain subject to any vesting, forfeiture or other requirements set forth in the Award Agreement.

B.                                    Dividend Equivalents.  In the sole and complete discretion of the Board, a Full-Value Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.  All dividend or dividend equivalents which are not paid currently may, at the Board’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with a Full-Value Award that is a Performance Award, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is earned and made pursuant to such Award.  The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

C.                                    No Rights to Awards.  No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.  The terms and conditions of Awards need not be the same with respect to each Participant.

D.                                    Share Certificates.  All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

E.                                     Withholding.  A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

F.                                      Award Agreements.  Each Award shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto.  In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.  The Board shall, subject to applicable law, determine the date an Award is deemed to be granted.  The Board or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document.  The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

G.                                    No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Share-Based Awards or other types of Awards.

H.                                   No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate.  Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

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I.                                        No Rights as Shareholder.  Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.  Notwithstanding the foregoing, in connection with each grant of Restricted Shares, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

J.                                        Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to conflicts of laws principles.

K.                                    Severability.  If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

L.                                     Other Laws.  The Board may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

M.                                 No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

N.                                    No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

O.                                    Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

P.                                      Recoupment Policy.  All Awards under this Plan will be subject to any compensation clawback or recoupment policies that may be applicable to any Employee, as in effect from time to time and as approved by the Committee or Board.

Q.                                    Statute of Limitations.  A Participant or any other person filing a claim for benefits under the Plan must file the claim within one year after the Participant or other person knew or reasonably should have known of the principal facts on which the claim is based.

XVI.                      Term Of The Plan.

A.                                    Effective Date.  The Plan initially became effective as of May 8, 2007 following approval by the Board and by the Company’s shareholders.  The Plan has been amended and restated effective as of June 1, 2016 (the “Restatement Effective Date”) following approval by the Board and by the Company’s shareholders.

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B.                                    Expiration Date.  No new Awards shall be granted under the Plan after the tenth anniversary of the Restatement Effective Date.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award may, and the authority of the Board or the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Restatement Effective Date.

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